                      SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.  20549


                                   FORM 8-K



                                CURRENT REPORT



    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





    Date of Report (Date of earliest event reported) December 21, 1994
                                                     -----------------


                          IRT Property Company
- --------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)



         Georgia                        1-7859                 58-1366611
- --------------------------------------------------------------------------------
  (State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)                File Number)         Identification No.)



    200 Galleria Parkway, Suite 1400, Atlanta, GA             30339
- --------------------------------------------------------------------------------
       (Address of principal executive offices)               (Zip Code)



    Registrant's telephone number, including area code  (404) 955-4406
                                                        --------------


                                N/A
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.


         On December 21, 1994, IRT Property Company (the "Company") acquired eleven neighborhood and community shopping centers in Louisiana (the "Eleven Centers") totaling approximately 1,350,000 square feet of retail space. The Eleven Centers were acquired from a Massachusetts limited partnership and various related or affiliated Louisiana partnerships. It is anticipated that Stirling Properties, Inc., an affiliate of the Sellers, will continue to manage the properties for the Company for a period of at least six months following the Closing.

         The total purchase price paid by the Company for the Eleven Centers was approximately $75,842,000, of which approximately $15,880,411 is represented by pre-existing mortgage debt to which three of the Eleven Centers are subject. The Company paid the balance of the purchase price in cash.

         The acquisition was pursuant to an Agreement for Purchase and Sale, as amended, between the four partnerships and the Company dated November 23, 1994 (the "Agreement"). This Agreement covers the acquisition of a total of thirteen centers, only eleven of which closed December 21, 1994. The acquisition of the remaining two centers was delayed pending approval of the lender under the mortgages, with one mortgage to be assumed by the Company and one to be prepaid by the Seller. It is anticipated that the acquisition of the two remaining centers will close on or about January 6, 1995, after which an amendment to this Form 8-K will be filed covering the two additional centers.

         The Agreement was negotiated at arms' length between the Company and representatives of the sellers. The factors considered by the Company in determining the price to be paid for the properties included their historical and expected cash flow, nature of the tenancies and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and taxes of the properties and anticipated changes therein under Company ownership, prospects for financing the centers in certain cases, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and the ability to sustain and potentially increase its distributions to shareholders, and other factors. The Company took into consideration capitalization rates that it believes other shopping centers may recently have sold for, but determined the price it was willing to pay primarily on the factors discussed above relating to the properties themselves and their fit into the Company's post-acquisition operations. No separate independent appraisals were obtained in connection with the acquisition.

         Information regarding the Eleven Centers acquired December 21, 1994 is as follows:


                                                                  Percent         Year             Principal
          Shopping Center                    Area                 Leased       Completed            Tenants
          ---------------                    ----                 -------      ---------           ---------
 Ambassador Row                        193,982 sq. ft.              97%           1980,      Kmart(1)
   Lafayette, LA                                                                  1991       K & B Drugs
                                                                                             Weiners

 Ambassador Courtyard                  156,283 sq. ft.              90%           1986,    Amber's
   Lafayette, LA                                                                  1991     Delchamps
                                                                                           Marshalls

 Bluebonnet Village                     89,879 sq. ft.             100%           1983     Delchamps
   Baton Rouge, LA                                                                         K & B Drugs

 The Boulevard                          68,012 sq. ft.              92%           1976,    Campo Concept
   Lafayette, LA                                                                  1994       Store
                                                                                           Piccadilly

 The Crossing                          113,989 sq. ft.              93%           1988,    Albertsons
   Slidell, LA                                                                    1993     Campo Concept
                                                                                             Store
                                                                                           Piccadilly

 Millervillage                          94,559 sq. ft.              95%           1983,    Delchamps
   Baton Rouge, LA                                                                1992     K & B Drugs

 Pinhook Plaza                         190,371 sq. ft.              97%           1979,    Delchamps
   Lafayette, LA                                                                  1992     Kmart
                                                                                           K & B Drugs

 Plaza Acadienne                       105,419 sq. ft.              96%           1980     Delchamps
   Eunice, LA                                                                              Howard
                                                                                             Brothers(2)
                                                                                           K & B Drugs

 Sherwood South                         77,107 sq. ft.             100%           1972,    Sav-A-Center
   Baton Rouge, LA                                                                1988,    Eckerds
                                                                                  1992

 Siegen Village                        115,762 sq. ft.              96%           1988     Kmart
   Baton Rouge, LA

 Village at Northshore                 144,373 sq. ft.              96%           1988,    Delchamps
   Slidell, LA                                                                    1993     Kirschman's
                                                                                           Service
                                                                                             Merchandise


                                     ---------

                                     1,349,736
                                     =========


(1)  Vacant but continues to pay rent under lease expiring in September 2006.

(2)  Vacant but continues to pay rent under lease expiring in June 2005.

         The agreed upon purchase price and the costs of acquisition of the Eleven Centers acquired December 21, 1994 were as follows:



                                                                        Mortgage
 Shopping Center                   Cost to Company (1)                Financing (2)             Net Investment
 ---------------                   -------------------                -------------             --------------
 Ambassador Row                        $ 9,696,440                     $    -                     $ 9,696,440
   Lafayette, LA

 Ambassador Courtyard                   11,597,751                          -                      11,597,751
   Lafayette, LA

 Bluebonnet Village                      8,050,589                          -                       8,050,589
   Baton Rouge, LA

 The Boulevard                           3,793,337                          -                       3,793,337
   Lafayette, LA

 The Crossing                            4,495,652                          -                       4,495,652
   Slidell, LA

 Millervillage                           7,588,527                          -                       7,588,527
   Baton Rouge, LA

 Pinhook Plaza                          11,072,604                       7,585,167                  3,487,437
   Lafayette, LA

 Plaza Acadienne (3)                     2,917,925                       2,457,481                    460,444
   Eunice, LA

 Sherwood South                          1,984,695                          -                       1,984,695
   Baton Rouge, LA

 Siegen Village                          6,677,883                          -                       6,677,883
   Baton Rouge, LA

 Village at Northshore                   8,262,533                       5,837,763                  2,424,770
   Slidell, LA

                                       -----------                     -----------                -----------
                                       $76,137,936                     $15,880,411                $60,257,525
                                       ===========                     ===========                ===========


(1) Initial purchase price of $75,842,000 plus estimated costs of acquisition of $295,936.

(2) Represents pre-existing mortgages assumed at closing. Interest rates range from 9% to 10.25%, maturing from 2000 to 2013, with certain call provisions.

(3) Subject to two ground leases expiring in 1998 and 2008 with aggregate annual ground rental payments of $31,500 plus 15% of percentage rentals received.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits

The following financial statements, pro forma financial information and exhibits are a part of this report. The financial statements and pro forma financial information are not yet complete and will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than March 6, 1995.

         (a)     Financial Statements.     Combined statement of revenues and
                 certain continuing expenses of the eleven shopping centers listed below for the year ended December 31, 1994 (audited).

                          Ambassador Row, Lafayette, Louisiana
                          Ambassador Courtyard, Lafayette, Louisiana
                          Bluebonnet Village, Baton Rouge, Louisiana
                          The Boulevard, Lafayette, Louisiana
                          The Crossing, Slidell, Louisiana
                          Millervillage, Baton Rouge, Louisiana
                          Pinhook Plaza, Lafayette, Louisiana
                          Plaza Acadienne, Eunice, Louisiana
                          Sherwood South, Baton Rouge, Louisiana
                          Siegen Village, Baton Rouge, Louisiana
                          Village at Northshore, Slidell, Louisiana

         (b)     Pro Forma Financial Information (unaudited).

                 (i) Combined balance sheet of the Registrant as of December 31, 1994 (which includes the Eleven Centers) and pro forma statements of earnings (assuming acquisition of the aforesaid Eleven Centers as of January 1, 1994) of the Registrant for the year ended December 31, 1994.

                 (ii) Estimated pro forma earnings from operations and funds from operations of the Eleven Centers.

         (c)     Exhibits.

                 (i) Agreement for Purchase and Sale dated November 23, 1994 between Maurin-Ogden Limited Partnership, Sherwood South General Partnership, Pinhook Plaza Limited Partnership, Gause 11 Limited Partnership and the Company (exclusive of exhibits thereto), as amended by the First Amendment to Agreement for Purchase and Sale dated December 1, 1994 and the Second Amendment to Agreement for Purchase and Sale dated December 20, 1994.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  IRT PROPERTY COMPANY
                                      (Registrant)

January 5, 1995                   BY:  /s/ Mary M. Thomas
                                       -------------------------------
                                       Mary M. Thomas
                                       Executive Vice President and
                                       Chief Financial Officer

                                    EXHIBITS




                                                           PAGE
                                                           ----
Agreement for Purchase and Sale
  Dated November 23, 1994                                    8

First Amendment to Agreement for
  Purchase and Sale Dated December
  1, 1994                                                   54

Second Amendment to Agreement for
  Purchase and Sale Dated December
  20, 1994                                                  59

________________________________________________________________________________


                        AGREEMENT FOR PURCHASE AND SALE


                                  BY AND AMONG


                       MAURIN-OGDEN LIMITED PARTNERSHIP,
                      SHERWOOD SOUTH GENERAL PARTNERSHIP,
                       PINHOOK PLAZA LIMITED PARTNERSHIP,
                         GAUSE 11 LIMITED PARTNERSHIP,

                                  AS SELLERS,

                             IRT PROPERTY COMPANY,

                                  AS PURCHASER


                                      AND


                    FIRST AMERICAN TITLE INSURANCE COMPANY,

                                AS ESCROW AGENT


                                      FOR


                         MAURIN-OGDEN RETAIL PORTFOLIO
                                   LOUISIANA


                               NOVEMBER 23, 1994



________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
1.       Definitions  . . . . . . . . . . . . . . . . . . . . . .             1
                 Agreement  . . . . . . . . . . . . . . . . . . .             1
                 Business Day . . . . . . . . . . . . . . . . . .             1
                 Cancelled Debt . . . . . . . . . . . . . . . . .             1
                 Cash Portion . . . . . . . . . . . . . . . . . .             2
                 Closing  . . . . . . . . . . . . . . . . . . . .             2
                 Closing Date . . . . . . . . . . . . . . . . . .             2
                 Commission Agreements  . . . . . . . . . . . . .             2
                 Condemnation Proceeding  . . . . . . . . . . . .             2
                 Deposit  . . . . . . . . . . . . . . . . . . . .             2
                 Ground Lease . . . . . . . . . . . . . . . . . .             2
                 Ground Lessor  . . . . . . . . . . . . . . . . .             3
                 Improvements . . . . . . . . . . . . . . . . . .             3
                 Land       . . . . . . . . . . . . . . . . . . .             3
                 Lien       . . . . . . . . . . . . . . . . . . .             3
                 Major Tenant . . . . . . . . . . . . . . . . . .             3
                 Material Landlord Default  . . . . . . . . . . .             3
                 Material Taking  . . . . . . . . . . . . . . . .             4
                 Names  . . . . . . . . . . . . . . . . . . . . .             4
                 Other Interests  . . . . . . . . . . . . . . . .             4
                 Permits  . . . . . . . . . . . . . . . . . . . .             4
                 Permitted Title Exceptions . . . . . . . . . . .             4
                 Personal Property  . . . . . . . . . . . . . . .             5
                 Property . . . . . . . . . . . . . . . . . . . .             5
                 Proration Date . . . . . . . . . . . . . . . . .             5
                 Purchase Price . . . . . . . . . . . . . . . . .             5
                 Purchaser  . . . . . . . . . . . . . . . . . . .             5
                 Record Exceptions  . . . . . . . . . . . . . . .             5
                 Rental Payments  . . . . . . . . . . . . . . . .             5
                 Seller . . . . . . . . . . . . . . . . . . . . .             5
                 Seller's Knowledge . . . . . . . . . . . . . . .             5
                 Service Contracts  . . . . . . . . . . . . . . .             6
                 Surviving Debt . . . . . . . . . . . . . . . . .             6
                 Tenant . . . . . . . . . . . . . . . . . . . . .             6
                 Tenant Deposits  . . . . . . . . . . . . . . . .             6
                 Tenant Estoppels . . . . . . . . . . . . . . . .             6
                 Tenant Leases  . . . . . . . . . . . . . . . . .             6
                 Title Company  . . . . . . . . . . . . . . . . .             6
                 Title Policy . . . . . . . . . . . . . . . . . .             6

2.       Purchase and Sale  . . . . . . . . . . . . . . . . . . .             6

3.       Purchase Price . . . . . . . . . . . . . . . . . . . . .             6
         A.      Surviving Debt . . . . . . . . . . . . . . . . .             7
         B.      Cash Portion . . . . . . . . . . . . . . . . . .             7

4.       Deposit  . . . . . . . . . . . . . . . . . . . . . . . .             7
         A.      Deposit with Escrow Agent  . . . . . . . . . . .             7

         B.      Release of Deposit . . . . . . . . . . . . . . .             7
         C.      Disputes . . . . . . . . . . . . . . . . . . . .             7
         D.      Indemnification of Escrow Agent  . . . . . . . .             8

5.       Closing  . . . . . . . . . . . . . . . . . . . . . . . .             8
         A.      Delivery; Possession . . . . . . . . . . . . . .             8
         B.      Seller's Closing Costs . . . . . . . . . . . . .             8
         C.      Purchaser's Closing Costs  . . . . . . . . . . .             8
         D.      Other Closing Costs  . . . . . . . . . . . . . .             9

6.       Title  . . . . . . . . . . . . . . . . . . . . . . . . .             9
         A.      Title Warranty . . . . . . . . . . . . . . . . .             9
         B.      No Alteration of Title . . . . . . . . . . . . .             9

7.       Surviving Debt . . . . . . . . . . . . . . . . . . . . .             9
         A.      Consent to Transfer  . . . . . . . . . . . . . .             9
         B.      Closing Threshold; Two Closings  . . . . . . . .            10
         C.      Assumption . . . . . . . . . . . . . . . . . . .            12
         D.      Cancellation . . . . . . . . . . . . . . . . . .            12
         E.      Costs  . . . . . . . . . . . . . . . . . . . . .            12

8.       Prorations and Credits at Closing  . . . . . . . . . . .            12
         A.      Real Estate Taxes and Assessments  . . . . . . .            12
         B.      Rents  . . . . . . . . . . . . . . . . . . . . .            13
                 (i)      Past Due Rents  . . . . . . . . . . . .            13
                (ii)      Post-Closing Adjustment Payments  . . .            13
               (iii)      Pre-Closing Adjustment Payments . . . .            14

         C.      Security Deposits/Advance Rent . . . . . . . . .            14
         D.      Utility Expenses and Payments  . . . . . . . . .            14
         E.      Utility Deposits . . . . . . . . . . . . . . . .            15
         F.      Service Contract Payments  . . . . . . . . . . .            15
         G.      Ground Lease . . . . . . . . . . . . . . . . . .            15
         H.      Surviving Debt . . . . . . . . . . . . . . . . .            15
         I.      Special Cases  . . . . . . . . . . . . . . . . .            15
         J.      Tenant Improvements  . . . . . . . . . . . . . .            15
         K.      Reproration after Closing  . . . . . . . . . . .            15

9.       Adjustment . . . . . . . . . . . . . . . . . . . . . . .            16

10.      Conveyances and Deliveries . . . . . . . . . . . . . . .            16
         A.      Limited Warranty Deed  . . . . . . . . . . . . .            16
         B.      Limited Warranty Assignment of
                 Ground Lease . . . . . . . . . . . . . . . . . .            16
         C.      Bill of Sale . . . . . . . . . . . . . . . . . .            16
         D.      Assignment of Leases . . . . . . . . . . . . . .            16
         E.      Assignment of Service Contracts
                 and Other Interests  . . . . . . . . . . . . . .            16
         F.      Affidavit of Title . . . . . . . . . . . . . . .            17
         G.      Tenant Estoppels . . . . . . . . . . . . . . . .            17
         H.      Landlord Lease Estoppel  . . . . . . . . . . . .            18
         I.      Agreements Re Leasing Commissions  . . . . . . .            18

                                                                            PAGE
                                                                            ----
         J.      Assumption of Assumed Debt . . . . . . . . . . .            18
         K.      Notices of Assignment and Assumption . . . . . .            18
         L.      Delivery of Tenant Leases; Other Materials . . .            18
         M.      Non-Foreign Certificate  . . . . . . . . . . . .            19
         N.      Updated Operating Statements and Rent Roll . . .            19
         O.      Closing Statement  . . . . . . . . . . . . . . .            19
         P.      Evidence of Authority  . . . . . . . . . . . . .            19

11.      Seller's Representations and Warranties  . . . . . . . .            19
         A.      Representations and Warranties . . . . . . . . .            19
                 (i)      Organization, Power and Authority . . .            19
                (ii)      Litigation Proceedings  . . . . . . . .            20
               (iii)      No Violations . . . . . . . . . . . . .            20
                (iv)      Bankruptcy  . . . . . . . . . . . . . .            20
                 (v)      Pending Condemnation Proceedings  . . .            20
                (vi)      Employees . . . . . . . . . . . . . . .            20
               (vii)      Management and Leasing Agreement  . . .            20
              (viii)      Commission Agreements . . . . . . . . .            20
                (ix)      Rent Roll . . . . . . . . . . . . . . .            20
                 (x)      Operating Statements  . . . . . . . . .            21
                (xi)      Existence of Defaults . . . . . . . . .            21
               (xii)      Service Contracts . . . . . . . . . . .            21
              (xiii)      Landlord's Status . . . . . . . . . . .            21
               (xiv)      Loan Documents  . . . . . . . . . . . .            21
                (xv)      Lease Side Agreements . . . . . . . . .            21
         B.      Reaffirmation at Closing . . . . . . . . . . . .            21
         C.      Survival . . . . . . . . . . . . . . . . . . . .            21

12.      Purchaser's Representations and Warranties . . . . . . .            22
         A.      Organization, Power and Authority  . . . . . . .            22
         B.      Financial Resources  . . . . . . . . . . . . . .            22
         C.      No Bankruptcy  . . . . . . . . . . . . . . . . .            22
         D.      Reaffirmation at Closing . . . . . . . . . . . .            22

13.      Interim Operation  . . . . . . . . . . . . . . . . . . .            22
         A.      Standard of Operation and Maintenance  . . . . .            23
         B.      New Tenant Leases and Modifications
                 to Existing Tenant Leases  . . . . . . . . . . .            23
         C.      New Service Contracts and Modifications
                 to Existing Service Contracts  . . . . . . . . .            23
         D.      Transfer of Permits  . . . . . . . . . . . . . .            23
         E.      Insurance  . . . . . . . . . . . . . . . . . . .            23
         F.      Management Agreement . . . . . . . . . . . . . .            23
         G.      Land Sales . . . . . . . . . . . . . . . . . . .            24
         H.      Continued Development  . . . . . . . . . . . . .            24

14.      Purchaser's Due Diligence and Inspection
         Rights; Cancellation Right . . . . . . . . . . . . . . .            25
         A.      Inspection of Property . . . . . . . . . . . . .            25
         B.      Completed Due Diligence  . . . . . . . . . . . .            25
         C.      Environmental Audit  . . . . . . . . . . . . . .            26
         D.      Environmental Cancellation Right . . . . . . . .            27
         E.      "As-Is" and "Where-Is" Conveyance  . . . . . . .            27

                                                                            PAGE
                                                                            ----
         F.      Delivery of Reports and Materials
                 upon Termination of Agreement  . . . . . . . . .            28

15.      Notices  . . . . . . . . . . . . . . . . . . . . . . . .            28

16.      Casualty and Condemnation  . . . . . . . . . . . . . . .            29
         A.      Casualty . . . . . . . . . . . . . . . . . . . .            29
         B.      Condemnation . . . . . . . . . . . . . . . . . .            30

17.      Brokers  . . . . . . . . . . . . . . . . . . . . . . . .            31

18.      Default  . . . . . . . . . . . . . . . . . . . . . . . .            31

19.      Plaza Acadienne  . . . . . . . . . . . . . . . . . . . .            33
         A.      Leasehold  . . . . . . . . . . . . . . . . . . .            33
         B.      Estoppel Certificate . . . . . . . . . . . . . .            33

20.      General Provisions . . . . . . . . . . . . . . . . . . .            33
         A.      Agreement Binding  . . . . . . . . . . . . . . .            33
         B.      Entire Agreement . . . . . . . . . . . . . . . .            33
         C.      Time is of the Essence . . . . . . . . . . . . .            34
         D.      Governing Law  . . . . . . . . . . . . . . . . .            34
         E.      Survival . . . . . . . . . . . . . . . . . . . .            34
         F.      Further Assurance  . . . . . . . . . . . . . . .            34
         G.      Exclusive Application  . . . . . . . . . . . . .            34
         H.      Partial Invalidity . . . . . . . . . . . . . . .            34
         I.      Interpretation . . . . . . . . . . . . . . . . .            34
         J.      Purchaser's Waiver Right . . . . . . . . . . . .            35
         K.      Counterparts . . . . . . . . . . . . . . . . . .            35
         L.      No Implied Waiver  . . . . . . . . . . . . . . .            35
         M.      Rights Cumulative  . . . . . . . . . . . . . . .            35
         N.      Confidentiality  . . . . . . . . . . . . . . . .            35
         O.      Exhibits . . . . . . . . . . . . . . . . . . . .            36
         P.      Good Faith . . . . . . . . . . . . . . . . . . .            36
         Q.      Attorney's Fees  . . . . . . . . . . . . . . . .            36
         R.      Post-Closing Cooperation . . . . . . . . . . . .            36

SCHEDULE OF EXHIBITS
- --------------------
         Exhibit "A"               Description of Land
         ------- ---

         Exhibit "B"               Record Exceptions
         ------- ---

         Exhibit "C"               Surviving Debt
         ------- ---

         Exhibit "D"               Major Tenants
         ------- ---

         Exhibit "E"               Tenant Estoppel Certificate
         ------- ---

         Exhibit "F"               Assignment, Assumption and Estoppel Agreement
         ------- ---

         Exhibit "G"               Commissions Paid over the Term
         ------- ---

         Exhibit "H"               Ground Lease Estoppel Certificate Form
         ------- ---

         Exhibit "I"               Tenant Notification Letter Form
         ------- ---

         Exhibit "J"               Rent Roll
         ------- ---

         Exhibit "K"               Schedule of Service Contracts
         ------- ---

         Exhibit "L"               Purchase Price Reductions for Certain Repairs
         ------- ---

         Exhibit "M"               Audit Representation Letter Form
         ------- ---

                        AGREEMENT FOR PURCHASE AND SALE


         THIS AGREEMENT FOR PURCHASE AND SALE (this "Agreement") made and entered into this 23rd day of November, 1994, by and among MAURIN-OGDEN LIMITED PARTNERSHIP, a Massachusetts limited partnership, (hereinafter referred to as "MOLP"), SHERWOOD SOUTH GENERAL PARTNERSHIP, a Louisiana general partnership, (hereinafter referred to as "Sherwood"), PINHOOK PLAZA LIMITED PARTNERSHIP, a Louisiana limited partnership, (hereinafter referred to as "Pinhook"), and GAUSE 11 LIMITED PARTNERSHIP, a Louisiana limited partnership, (hereinafter referred to as "Gause") (Sherwood, as to the center known as Sherwood South, Pinhook, as to the center known as Pinhook Plaza, Gause, as to the center known as The Crossings, and MOLP, as to all other centers, collectively hereafter referred to as the "Seller"); IRT PROPERTY COMPANY, a Georgia corporation, (hereinafter referred to as "Purchaser"); and FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (hereinafter referred to as "Escrow Agent");


                              W I T N E S S E T H:


         WHEREAS, Seller is the owner of thirteen retail centers located in Louisiana hereinafter defined as the Property;

         WHEREAS, Purchaser desires to purchase the Property from Seller and Seller desires to sell the Property to Purchaser all upon the terms and conditions hereinafter set forth; and

         WHEREAS, Escrow Agent desires to serve as holder of the Deposit upon the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged by each party, Purchaser, Seller, and Escrow Agent hereby agree as follows:

         1. DEFINITIONS. Wherever used in this Agreement, and in addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

                 "AGREEMENT" shall mean this Agreement for Purchase and Sale among Seller, Purchaser, and Escrow Agent with respect to the Property.

                 "BUSINESS DAY" shall mean Monday through Friday excluding holidays recognized by the state governments of the State of Louisiana and the State of Georgia.

                 "CANCELLED DEBT" shall mean all other mortgage loans encumbering the Property which are not Surviving Debt and which are to be cancelled at Closing, as provided in Section 7D of this Agreement.

                 "CASH PORTION" shall mean the Purchase Price (i) less the outstanding principal balance at the Proration Date of the Surviving Debt and (ii) as adjusted at Closing for the credits, adjustments, prorations and closing costs as provided herein.

                 "CLOSING" shall mean the consummation and closing of the purchase and sale contemplated in this Agreement.

                 "CLOSING DATE" shall mean December 20, 1994, or such earlier date mutually agreed upon by Purchaser and Seller in writing or such later date to which the Closing may be delayed under the terms of this Agreement.

                 "COMMISSION AGREEMENTS" shall mean all leasing commission agreements and obligations to pay leasing agents or leasing brokers with respect to the Tenant Leases, including, without limitation, any obligation of Seller to pay commissions on renewals, expansions, relocations and extensions, whether such agreements are contained in a Tenant Lease or in any separate commission agreement.

                 "CONDEMNATION PROCEEDING" shall mean any proceeding in condemnation, eminent domain or any written request to Seller for a conveyance in lieu thereof, or any notice from any appropriate governmental or quasi-governmental authority or agency that such proceedings have been or will be commenced against any portion of the Property.

                 "DEPOSIT" shall mean the deposit made in accordance with
         Section 4 hereof in the amount of One Million Dollars ($1,000,000). The parties agree that the Deposit shall constitute a deposit on account held in accordance with the terms of this Agreement and not as earnest money under applicable Louisiana law.

                 "GROUND LEASE", collectively, shall mean (i) that certain Agreement of Lease between Marie Merita McGee Guillory, Landlord and Roger H. Ogden and James E. Maurin - 1979A, Tenant, dated May 4, 1979, recorded May 15, 1979, registered in COB F-22, page 458, as amended by First Amendment to Lease dated and filed July 26, 1979, recorded in COB I-22, page 512, as assigned by Plaza Acadienne Limited Partnership to Maurin-Ogden Limited Partnership by act dated October 26, 1989, filed October 27, 1989 in COB B-32, page 880; and (ii) that certain Agreement of Lease between Marie Merita Guillory, Landlord, and Plaza Acadienne Limited Partnership, Tenant, dated August 31, 1988, filed September 14, 1988 and registered as COB Y-30, page 180, as assigned by Plaza Acadienne Limited Partnership to Maurin-Ogden Limited Partnership by act dated October 26, 1989, filed October 27, 1989 in COB B-32, page 880. Section 19 of this Agreement sets forth the specific agreement of Purchaser and Seller with respect to the Ground Lease.

                 "GROUND LESSOR" shall mean, as of the Closing, the holder of the estate of the ground lessor under the Ground Lease.

                 "IMPROVEMENTS" shall mean collectively all improvements, structures and fixtures located on the Land.

                 "LAND" shall mean collectively (i) the fee simple estates in twelve retail centers described in Exhibit "A", and (ii) the leasehold estate in one retail center, known as "Plaza Acadienne," described in Exhibit "A". The legal descriptions that comprise Exhibit "A" are based upon recently updated surveys. Purchaser reserves the right to modify the legal descriptions attached hereto as Exhibit "A" to reflect further survey updates in progress as of the date of this Agreement. Seller reserves the right to convey to Purchaser on the basis of the record legal descriptions conveyed into Seller's chain of title and quitclaim on the basis of the legal descriptions attached hereto, as they may be updated, if there is a material discrepancy between the two descriptions.

                 "LIEN" shall mean any mortgage, security deed, lien, judgment, pledge, conditional sales contract, security interest, past-due taxes, or past-due installments of assessments due against the Property of a monetary nature.

                 "MAJOR TENANT" shall mean a Tenant identified on Exhibit "D".

                 "MATERIAL LANDLORD DEFAULT" shall mean a claim or claims disclosed by Tenant Estoppel(s) from Tenant(s) of default(s) by Seller, as landlord or lessor under Tenant Leases in question, (i) involving a sum of money, either by virtue of a defaulted payment or cost of cure, in excess of $150,000, alone or when taken with other defaults under leases with Tenants; or (ii) in the case of a Major Tenant, alleging that there are insufficient parking spaces at the center in question to satisfy the requirements of its lease, subject to the last sentence of this definition; or (iii) in the case of a Major Tenant, asserting a right to terminate its lease pursuant to an express right in its lease or take a rental adjustment pursuant to an express right in its lease; or (iv) in the case of a Major Tenant, asserting an action for injunctive relief that would result in a cost in excess of $150,000 or a material adverse change in the operation of the center in question or impair other leases of Major Tenants in the center. In the case of clause (ii) of the immediately preceding sentence, if the claim of parking space deficiency is raised by any tenant other than K-Mart under its leases at Siegen Village and Ambassador Row and K-B under its lease at Ambassador Row, Seller shall have the right to rebut the claim by demonstrating that Tenant's claim may be satisfied from other land that is part of the center Purchaser is acquiring or by restriping the parking lot of the center Purchaser is acquiring.

                 "MATERIAL TAKING" shall mean any Condemnation Proceeding affecting one of the retail centers comprising part of the Property that takes so much of that retail center so as to either (i) materially impair the income to be derived from that retail center, or
         (ii) give any Major Tenant at that center the right to cancel its lease as a result of such Material Taking.

                 "NAMES" shall mean any name or trade name by which the Improvements or the Property or any part thereof may be known, including the names listed on Exhibit "A" hereto.

                 "OTHER INTERESTS" shall mean any other interest of Seller in and to the Land and the Improvements or pertaining thereto, including, without limitation, all of the right, title and interest of the Seller in and to any and all of the following, without recourse or warranty (except as expressly provided herein) and to the extent assignable:

                          (i) all right, title and interest of Seller, if any, in and to the Names;

                         (ii) all right, title and interest of Seller, if any, in and to any construction warranties and guaranties (including without limitation roof warranties and guaranties, if any) site plans, construction and development drawings, plans and specification documents, surveys, engineering and soil reports;

                        (iii)     all Permits.

                 "PERMITS" shall mean all licenses, permits, approvals and certificates used in or relating to the construction of the Improvements or ownership, maintenance or operation of any part of the Property.

                 "PERMITTED TITLE EXCEPTIONS" shall mean each and all of the following:

                          (i) the rights of Tenants in possession, as tenants only, under existing Tenant Leases and any new leases entered into between the date hereof and the Closing Date in accordance with the terms of this Agreement;

                         (ii) all real estate taxes not yet due and payable as of the Closing Date;

                        (iii)     the Record Exceptions;

                         (iv) matters shown by a current and accurate survey of the Property;

                          (v) in the case of Plaza Acadienne, the Ground Lease; and

                         (vi) in the case of Surviving Debt, the loan documents evidencing and securing same.

                 "PERSONAL PROPERTY" shall mean collectively any and all of Seller's interest in any and all tangible personal property located at the Property and used in connection with any present operation of all or any part of the Land or the Improvements or both, but not including tangible personal property owned by Tenants under Tenant Leases.

                 "PROPERTY" shall mean collectively Land, Improvements, Personal Property, Tenant Leases, Service Contracts, and Other Interests.

                 "PRORATION DATE" shall mean December 31, 1994, at 11:59 p.m., Eastern Standard Time, or, if the Closing Date is delayed past December 31, 1994, pursuant to the terms of this Agreement, then 11:59 p.m., Eastern Standard Time, of the day before the Closing Date.

                 "PURCHASE PRICE" shall mean Eighty Two Million Five Hundred Thousand and No/100 Dollars ($82,500,000.00).

                 "PURCHASER" shall mean the purchaser referenced in the first paragraph of this Agreement or its permitted assignee.

                 "RECORD EXCEPTIONS" shall mean those items described on Exhibit "B".

                 "RENTAL PAYMENTS" shall mean all payments received by or on behalf of Seller or Purchaser from Tenants with respect to the Tenant Leases or with respect to any other use or occupancy of the Property for items such as minimum or base rent, additional rent, percentage rent, termination or cancellation charges, reimbursement for real estate taxes, utilities, operating and maintenance expenses and insurance, as well as any other reimbursements or charges received thereunder.

                 "SELLER" shall have the meaning ascribed thereto in the first paragraph of this Agreement.

                 "SELLER'S KNOWLEDGE" shall mean, without duty to making any specific inquiry, the actual knowledge of W. Jerry Sauls, Executive Vice President, M-O Venture Corporation, or Grady K. Brame, Vice President, Stirling Properties.

                 "SERVICE CONTRACTS" shall mean any and all of Seller's interest in all service, maintenance, and other contracts respecting maintenance or operation of the Land and Improvements (other than the Commission Agreements), including, but not limited to, all equipment leases.

                 "SURVIVING DEBT" shall mean the four loans identified by holder, loan amount and loan document schedule on Exhibit "C", which encumber the Property as of the date of this Agreement. The Surviving Debt at Tarpon Heights is hereinafter referred to as the "Tarpon Heights Debt".

                 "TENANT" shall mean a tenant under a Tenant Lease; collectively, all tenants under the Tenant Leases are referred to as the "Tenants".

                 "TENANT DEPOSITS" shall mean all prepaid rents, advance rentals, security deposits and other deposits made with respect to the Tenant Leases.

                 "TENANT ESTOPPELS" shall mean the estoppel certificates executed by the Tenants, which estoppel certificates shall be substantially in the form set forth on Exhibit "E".

                 "TENANT LEASES" shall mean the landlord and lessor interest in and to all leases, subleases, rental agreements and other occupancy agreements, and any related assignments or guaranties, for the use or occupancy of any portion of the Property, together with all amendments to, modifications of, renewals and extensions of said leases, subleases, rental agreements and other occupancy agreements.

                 "TITLE COMPANY" shall mean First American Title Insurance Company, the title insurance company selected by Purchaser to insure Purchaser's title to the Property. The Title Company, acting in its capacity hereunder as the holder of the Deposit, herein referred to as the Escrow Agent.

                 "TITLE POLICY" shall mean the Owner's Policy of Title Insurance, ALTA(1990), issued by the Title Company in the amount of the Purchase Price.

         2. PURCHASE AND SALE. Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser, the Property, upon the terms and conditions herein set forth.

         3. PURCHASE PRICE. At Closing, Purchaser shall pay to Seller the Purchase Price as follows:

                 A. SURVIVING DEBT. Purchaser shall assume the Surviving Debt on the Closing Date, as provided in Section 7 hereof.

                 B. CASH PORTION. Purchaser shall pay to Seller the Cash Portion of the Purchase Price in good funds available for immediate credit in Atlanta, Georgia, on the Closing Date by wire transfer through the Federal Reserve System.

         4.      DEPOSIT.

                 A. DEPOSIT WITH ESCROW AGENT. As of the date of this Agreement, Purchaser has deposited the Deposit with Escrow Agent and Escrow Agent acknowledges receipt of the Deposit. The Deposit shall be invested by Escrow Agent in interest bearing accounts at a national bank reasonably acceptable to Purchaser; any interest earned thereon shall accrue for the account of the party which ultimately receives the Deposit. Purchaser and Seller agree to sign all IRS and bank account forms and reports required in connection with Escrow Agent's holding and investing the Deposit.

                 B. RELEASE OF DEPOSIT. In the event this transaction is closed pursuant to the terms hereof, Escrow Agent shall pay the Deposit to Seller at Closing and Purchaser shall receive a credit against the Cash Portion in the amount of the Deposit; if the transaction does not close pursuant to the terms hereof, then the Deposit shall be disposed of by Escrow Agent pursuant to the provisions hereof. In any case in which the Deposit is provided herein to be returned to Purchaser, then notwithstanding any provision of this Agreement to the contrary, Five Hundred Dollars ($500.00) thereof shall be paid to or retained by Seller and deducted from the amount due Purchaser; such amount shall belong to Seller and in any and all events and shall in effect constitute option money, making this Agreement binding even if any conditions or provisions herein are entirely with the discretion or control of Purchaser.

                 C. DISPUTES. In the event of any dispute arising under this Agreement with respect to the disposition of the Deposit or the entitlement of any party to the Deposit or the obligations of Escrow Agent, Escrow Agent shall not be required to determine the resolution of any such dispute and Escrow Agent shall not be obligated to make any delivery of the Deposit, but in such event, Escrow Agent may hold the Deposit until receipt by Escrow Agent of an authorization in writing signed by all of the parties having an interest in such dispute and directing the disposition of same; or, in the absence of such authorization, Escrow Agent may hold the Deposit with interest thereon, until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or if proceedings for such determination are not commenced and diligently continued to a resolution of such dispute, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit said monies in the registry of a court in New Orleans, Louisiana pending such determination and to submit resolution of such dispute to a court of competent jurisdiction by action of interpleader. Escrow Agent shall not be responsible for any acts or omissions unless willfully done or done in a grossly negligent manner, and upon delivery of such monies which the Escrow Agent holds in accordance with the terms of this Agreement, Escrow Agent shall have no further liability to the parties hereunder or in connection herewith. In the event Escrow Agent places the monies it holds in the registry of a court as aforesaid, and files an action of interpleader, Escrow Agent shall be released and relieved from any and all further obligation and liability hereunder or in connection herewith.

                 D. INDEMNIFICATION OF ESCROW AGENT. Seller and Purchaser hereby jointly and severally agree to indemnify and hold Escrow Agent harmless from and against any and all loss, costs or damages arising hereunder or in connection herewith (except such loss, costs or damages as shall result from the gross negligence or willful misconduct of Escrow Agent), including, but not limited to, all costs and expenses incurred by Escrow Agent in connection with the filing of such actions and reasonable attorneys' fees for Escrow Agent's attorneys.

         5. CLOSING. The Closing shall commence at 9:00 a.m. Eastern Standard Time, on the Closing Date at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1763 or at such other place as may be mutually agreed in writing by the parties.

                 A. DELIVERY; POSSESSION. At Closing, Seller shall deliver to Purchaser the items required of Seller as elsewhere set forth herein and Purchaser shall deliver to Seller the Purchase Price and the other items required of Purchaser as elsewhere set forth herein. Seller shall deliver possession of the Property, subject to the Permitted Title Exceptions, to Purchaser at the time of Closing.

                 B. SELLER'S CLOSING COSTS. Seller shall pay the transfer tax due upon the transfer of the Property, the costs (including recording costs) of any documents or instruments necessary to cure title defects required of Seller hereunder, all costs, fees and expenses associated with the Cancelled Debt (except for prepayment fees under the Cancelled Debt on Country Club Plaza), all costs, fees and other expenses associated with the Surviving Debt, up to $1,000 for each of the retail centers that comprise the Property for survey update, one-half of any fees of Escrow Agent (if any are charged in connection with the holding of the Deposit) and the fees and expenses of Seller's own attorneys.

                 C. PURCHASER'S CLOSING COSTS. Purchaser shall pay for the costs of the examination and the title insurance premium on the Title Policy, the costs for survey updates obtained by Purchaser in excess of

$1,000 for each retail center that comprises the Property, any other costs of investigations, studies and appraisals conducted by Purchaser, one-half of any fees of Escrow Agent (if any are charged in connection with the holding of the Deposit), all recording charges due on recordation of any conveyancing documents executed in connection with this Agreement, and the fees and expenses of Purchaser's own attorneys. Purchaser shall pay all prepayment fees charged by the holder of the Cancelled Debt encumbering Country Club Plaza.

                 D. OTHER CLOSING COSTS. All other closing costs not specified in subparagraphs 5B and 5C above shall be paid by Purchaser and Seller in accordance with the local custom for transactions of this type in metropolitan Atlanta, Georgia (notwithstanding that the Property is in Louisiana).

         6.      TITLE.

                 A. TITLE WARRANTY. Each of the entities that comprise Seller represent and warrant to Purchaser that at the time of Closing it will own marketable and insurable fee simple title (except, in the case of Plaza Acadienne, leasehold estate) subject only to the Permitted Title Exceptions.

                 B. NO ALTERATION OF TITLE. Except as expressly provided in this Agreement, Seller shall not further alter or encumber Seller's title to the Land and Improvements after October 14, 1994 in any manner which would prevent Seller from complying with its covenant in Section 6A above, except with the prior written consent of Purchaser. Seller agrees to cure at its expense any title matter which arises after October 14, 1994, which would prohibit Seller from complying with its covenant in Section 6A, unless the title matter arises from the actions of Purchaser, or its agents or contractors, in which case such matters shall be deemed Permitted Title Exceptions hereunder.

         7.      SURVIVING DEBT.

                 A. CONSENT TO TRANSFER. Seller agrees to use its reasonable efforts to obtain from each holder of Surviving Debt an assignment, assumption and estoppel agreement, substantially in the form of Exhibit "F", providing, among other matters, consent to the sale of the Property to Purchaser subject to the Surviving Debt which is held by that holder. In addition to consent to transfer, Seller further shall obtain from the holder of the Tarpon Heights Debt a release, in form and content which will cause the Title Company to issue the Title Policy covering Country Club Plaza without exception for the Tarpon Heights Debt, of the center known as Country Club Plaza as additional collateral for the Tarpon Heights Debt. Any modification to the terms of the Surviving Debt required by a holder thereof as a condition to granting consent to transfer and, in the case of the Tarpon Heights Debt, release of The Country Club Plaza shall require the prior written approval of Purchaser, which consent may be withheld in Purchaser's sole discretion

(notwithstanding any other provision of this Agreement to the contrary) if the modification requires changes the principal amount, interest rate, maturity date, payment schedule or non-recourse provisions.

                 B.  CLOSING THRESHOLD; TWO CLOSINGS.

                          (i) As a condition to Purchaser's obligation to close on December 20, 1994, as to all of the Property, Seller shall have obtained consent to transfer and, in the case of the Tarpon Heights Debt, release of Country Club Plaza, in accordance with the terms and conditions of Section 7A above, for all of the Surviving Debt (the "Closing Threshold").

                         (ii) If by December 20, 1994, Seller is unable to satisfy the Closing Threshold, the purchase and sale as contemplated in this Agreement shall nonetheless close as to all of the Property, except the Property that is subject to the Surviving Debt for which consent to transfer has not yet been obtained and Country Club Plaza (if the holder of the Tarpon Heights Debt has not consented to transfer and released Country Club Plaza) and this Agreement as to that Property shall extend to March 20, 1995. During such extension Seller shall continue in its efforts to obtain the remaining consents to transfer and at such time as the Closing Threshold has been met, a second Closing shall be consummated as to all of the remaining Property, subject to satisfaction of all other terms and conditions of this Agreement.

                        (iii) If by March 20, 1995, Seller has not yet satisfied the Closing Threshold, this Agreement shall terminate as to the remaining Property and no party hereunder shall have any further obligation or right under this Agreement, except for those provisions which are expressly to survive Closing or termination of this Agreement. Seller's inability to satisfy the Closing Threshold shall be a failure of condition for which Purchaser's only right shall be to terminate this Agreement and have its Deposit returned and not a default by Seller.

                         (iv) In the event that two Closings occur pursuant to this Section 7B, the following shall apply notwithstanding any provision of this Agreement to the contrary:

                                  (a)      In the first Closing, the Purchase
                          Price shall be reduced to reflect the omission of the centers which are subject to Surviving Debt for which consent to transfer has not been obtained (and Tarpon Heights and Country Club Plaza, if Country Club Plaza has not been released from the lien of the Tarpon Height Debt) and in the second Closing the Purchase Price shall be based upon the following allocation:

                                Center              Allocated Purchase Price
                                ------              ------------------------
                          Country Club Plaza              $ 3,930,000.00
                          Pinhook Plaza                   $11,039,000.00
                          Plaza Acadienne                 $ 2,898,000.00
                          Tarpon Heights                  $ 2,728,000.00
                          Village at Northshore           $ 8,239,000.00

                                  (b)      In the second Closing, if the Cash
                          Portion is insufficient to cover all applicable credits, adjustments, prorations and closing costs as provided for in this Agreement, Seller shall fund the shortfall from its own sources.

                                  (c)      The Deposit shall be applied as a
                          credit pro rata based upon the ratio of the Purchase Price for the partial Closing, determined as provided above in Clause (a), to $82,500,000.

                                  (d) The adjustment under Section 9 shall only apply to the first Closing provided it occurs in 1994, and shall be calculated using in clause (x) of the formula the reduced Purchase Price less the outstanding principal balance as of the Proration Date of the Surviving Debt which Purchaser has assumed at the first Closing.

                                  (e)      The survival of any representations
                          and warranties shall be measured from the applicable partial Closing.

                                  (f)      If Seller is obligated to obtain a
                          Tenant Estoppel from a Tenant under this Agreement, once having obtained such a Tenant Estoppel in satisfaction of such obligation, Seller shall not be required to obtain another estoppel from that tenant notwithstanding any extension of this Agreement pursuant to this Section 7C. Provided, however, Seller shall execute and deliver to Purchaser at the Second Closing a certificate that it has not done anything that would cause the Tenant Estoppel to no longer be accurate and, to Seller's knowledge, that it is not aware of any matter which would cause the Tenant Estoppel to be inaccurate.

                                  (g)      The two Closings under this
                          Agreement are independent of each other such that once a partial Closing has occurred, any matters or disputes arising with respect to the Property sold to Purchaser shall have no bearing on any party's obligation to close with respect to the remaining Property and, conversely, any dispute arising under this Agreement with respect to the remaining Property not yet closed shall not affect the passage of title or other matters relative to the Property for which a partial Closing has already occurred.

                 C. ASSUMPTION. Purchaser agrees to assume the Surviving Debt, subject to the non-recourse and limitation of liability provisions contained in the loan documents of the Survivor Debt, and accept title to the Property subject to the lien and security interest of the loan documents evidencing and securing the Survivor Debt.

                 D. CANCELLATION. Except for any prepayment fees due the holder of Cancelled Debt encumbering Country Club Plaza , at closing, Seller agrees to pay-in-full the Cancelled Debt, including without limitation outstanding principal, accrued but unpaid interest, prepayment fees and all other cost required to obtain an unqualified release of the loan documents evidencing or securing the Cancelled Debt. This cancellation may be accomplished as part of the Closing by wire transfer of a portion of the Cash Portion to the holders of the Cancelled Debt pursuant to customary pay-off letters and by causing the Title Company to issue the Title Policy without exception to the Cancelled Debt. Purchaser shall pay all prepayment fees charged by the holder of the Cancelled Debt encumbering Country Club Plaza.

                 E. COSTS. Seller agrees to pay all costs, fees and expenses, including transfer fees and attorney's fees, for each holder of Surviving Debt.

         8. PRORATIONS AND CREDITS AT CLOSING. All prorations shall be made as of the Proration Date. In each such proration set forth below, the portion thereof attributable to periods beginning as of the Proration Date shall be credited to Purchaser, or charged to Purchaser, as applicable, and the portion thereof allocable to periods ending as of the Proration Date shall be credited to Seller, or charged to Seller, as applicable, all of which prorations shall be made at Closing or, in the case of allocations to be made after Closing, upon receipt of such payments or payment of such expenses. The following items shall be prorated between Purchaser and Seller or credited to Purchaser or Seller, and the provisions of this Section 8 shall survive Closing hereunder.

                 A. REAL ESTATE TAXES AND ASSESSMENTS. All ad valorem real estate taxes with respect to the Property for the current year shall be prorated as of the Proration Date. In the event that tax bills for the current year's taxes are not available on the Closing Date, taxes shall be prorated based upon the tax bills for the previous year, or, if available, based upon the current assessed valuation and current millage rates. Seller and Purchaser shall reprorate the taxes when actual tax bills for the current year are available.

                 B. RENTS. All Rental Payments shall be prorated as of the Proration Date. Any checks for Rental Payments received by Seller or its agents after Closing and prior to the Proration Date shall (i) to the extent such payments represent Rental Payments for periods after the Proration Date (prepaid rents) be promptly endorsed, without recourse, to Purchaser by the payee thereof and promptly transmitted to Purchaser, or (ii) to the extent such payments represent past due rents, be retained by Seller. Any checks for Rental Payments received by Seller or its agents after the Proration Date shall be promptly endorsed, without recourse, to Purchaser by the payee thereof and promptly transmitted to Purchaser.

                          (i) PAST DUE RENTS. In the event that on the Proration Date there shall be any past due and unpaid Rental Payments under any Tenant Lease, Purchaser agrees to bill tenants for the amounts due Seller for a period of six months after the Proration Date. Any Rental Payment received subsequent to the Proration Date by Purchaser or its agents or Seller or its agents with respect to such Tenant Lease for the six month period shall be applied as follows: (a) first to any collection costs of Purchaser, (b) second, to pay any Rental Payments due Purchaser under such Tenant Lease, and (c) the remaining portion of such Rental Payment shall be applied to past due and unpaid Rental Payments due Seller. Purchaser shall, on a monthly basis in arrears, pay Seller any monies received from tenants for its account and provide Seller with an accounting thereof. After such six-month period, Purchaser shall not bill tenants on Seller's behalf nor account to Seller for any monies received from tenants.

                         (ii) POST-CLOSING ADJUSTMENT PAYMENTS. In the event that on the Proration Date there shall be any Rental Payments under any Tenant Lease which, although relating to a period prior to the Proration Date, do not become due and payable until after Closing (such as year end common area expense reimbursements or percentage rent or similar charges), then Purchaser agrees to bill tenants on behalf of Seller for a period of six months from the date of the initial billing to tenant, and Rental Payments received from such tenants shall be applied as set forth in Section 8B(i) above. Seller agrees, on or before January 31, 1995 and on or before 30 days after the Proration Date if later than December 31, 1994, to provide to Purchaser calculations of common area maintenance, real estate tax and insurance billings to tenants for (i) the calendar year 1994; (ii) the portion of calendar year 1995 from January 1, 1995 to the Proration Date if later than December 31, 1994; or (iii) the tenant's lease year which includes the Proration Date, for the period up to the Proration Date; whichever is applicable, along with billings to tenants and copies of all documentation required to be provided to tenants, to allow Purchaser to bill said tenants for such charges. Seller to pay Purchaser any credits due to tenants from Seller for such periods at the time the billings are submitted to Purchaser; the payments shall be for all credits to any and all tenants and shall not be offset by any amounts due from tenants to Seller.

                        (iii)     PRE-CLOSING ADJUSTMENT PAYMENTS.

                                  (a)      Seller shall provide to Purchaser
                 prior to closing a calculation of credits due tenants for reimbursements of insurance premiums for the period from the Proration Date to the end of the current insurance premium year of Seller (7/1/94 - 7/1/95). Purchaser shall receive a credit at Closing against the Purchase Price for said credit due tenants for insurance.

                                  (b)      Seller shall provide to Purchaser
                 prior to Closing a calculation of credits due Delchamps at Village at Northshore for real estate taxes reimbursed by Delchamps to Seller for any and all years up to and including 1993 on the Phase II land and agrees to calculate reimbursements due from Delchamps for 1994 excluding the taxes for the Phase II land in accordance with the terms of the Delchamps lease. Purchaser shall receive a credit at Closing against the Purchase Price for all credits due Delchamps for taxes on the Phase II land previously reimbursed by Delchamps to Seller. Notwithstanding anything to the contrary contained in this clause (b), Seller disputes that any credit is due Delchamps as described above, and no credit shall be due Purchaser if the Tenant Estoppel from Delchamps confirms that no credit is due or if Seller can furnish to Purchaser other written evidence, reasonably satisfactory to Purchaser, that no credit is due.

                 C. SECURITY DEPOSITS/ADVANCE RENT. Purchaser shall receive a credit against the Purchase Price at Closing for all Tenant Deposits then outstanding under the Tenant Leases and for all Rental Payments made in advance of the month of Closing.

                 D. UTILITY EXPENSES AND PAYMENTS. Water, sewer, gas, waste fee, fire protection, electric and all other utility expenses and payments due or made with respect to the Property (and not payable directly to utility companies by Tenants under Tenant Leases) shall be prorated as of the Proration Date. Water, sewer, gas, waste fee, fire protection, electric and all other utility accounts shall be transferred to new accounts in Purchaser's name or in the name of Purchaser's designated management agent as of Closing. Seller shall cooperate with Purchaser's efforts to continue uninterrupted utility service to the Property. Seller shall use reasonable efforts to cause all meters to the Property to be read as of the Proration Date.

                 E. UTILITY DEPOSITS. Seller shall receive a credit at Closing for the amount of any utility or similar deposits made by Seller which are not refundable to Seller by the holder thereof and which deposits are transferred to Purchaser.

                 F. SERVICE CONTRACT PAYMENTS. Purchaser shall receive a credit against the Cash Portion for all payments due and payable and attributable to any period before the Proration Date under the Service Contracts. The Cash Portion shall be increased by any sums prepaid under the Service Contracts for any period after the Proration Date.

                 G. GROUND LEASE. Purchaser shall receive a credit against the Cash Portion for all ground rent and other sums due and payable under the Ground Lease attributable to any period before the Proration Date. The Cash Portion shall be increased by any ground rent or other sums prepaid under the Ground Lease for any period after the Proration Date.

                 H. SURVIVING DEBT. Purchaser shall receive a credit against the Cash Portion for all accrued but unpaid interest due and payable under the Surviving Debt attributable to any period before the Proration Date.

                 I. SPECIAL CASES. Purchaser acknowledges that Franko's Chicken and Gossip, Inc. at Tarpon Heights Plaza has prepaid rent for the year ending July 31, 1995, and Purchaser shall receive a credit for such prepayment applicable to the period after the Proration Date (if the Closing occurs on December 20, 1994, the credit shall equal $10,311.21). Cloth World at Sherwood South has a rental abatement of $1,250 per month through September 30, 1997, the Purchase Price shall be decreased to reflect the amount of abatement due Cloth World after the Proration Date.

                 J. TENANT IMPROVEMENTS. Purchaser shall receive a credit against the Purchase Price in an amount equal to the cost to finish tenant improvements Seller is obligated to make, but as of the Closing has not yet completed, under Leases entered into prior to the date of this Agreement. Purchaser shall be responsible for all tenant improvements costs under Leases entered into on or after the date of this Agreement with Purchaser's prior written approval.

                 K. REPRORATION AFTER CLOSING. In the event that the actual amounts of any of the aforesaid proration items are unavailable as of Closing, then such proration shall be made on the basis of an amount reasonably estimated by Purchaser and Seller at Closing and Purchaser and Seller shall thereafter reprorate such items at such times as the exact amounts for such proration items become available (but such prorations will be made within one year after the Closing Date or upon such earlier date as the exact amounts for such proration become available); provided however, that no reproration adjustment shall be made if the net amount due is $100 or less.

         9. ADJUSTMENT. The Purchaser shall receive a credit against the Cash Portion equal to the product of (x) the difference of the Purchase Price less the outstanding principal balance of the Surviving Debt at the Proration Date, multiplied by (y) 0.000278, multiplied by (z) the number of days remaining in the month of December, 1994, after the Closing Date.

         10.     CONVEYANCES AND DELIVERIES.

                 A. LIMITED WARRANTY DEED. At Closing, Seller shall convey the Land and Improvements (except the Land and Improvements subject to the Ground Lease) to Purchaser by Limited Warranty Deeds (or their equivalent under Louisiana law), subject to applicable Permitted Title Exceptions.

                 B. LIMITED WARRANTY ASSIGNMENT OF GROUND LEASE. At Closing, Seller shall assign to Purchaser by limited warranty assignment all of its right, title and interest in and to that portion of the Land and Improvements subject to the Ground Lease, subject to applicable Permitted Title Exceptions. At closing, Seller shall deliver the estoppel certificate from the Ground Lessor as described in Section 19.

                 C. BILL OF SALE. At Closing, Seller shall convey the Personal Property to Purchaser by limited warranty Bill of Sale.

                 D. ASSIGNMENT OF LEASES. At Closing, Seller shall assign to Purchaser the landlord and lessor interest in and to the Tenant Leases by an Assignment and Purchaser shall assume in writing the due and full performance of all of Seller's covenants and obligations accruing on and after the Closing Date under the Tenant Leases. In such Assignment, Seller shall agree to indemnify and hold Purchaser harmless for any loss, cost and damage arising as a result of Seller's failure to perform the obligations of landlord accruing prior to the Closing Date under such Leases.

                 E. ASSIGNMENT OF SERVICE CONTRACTS AND OTHER INTERESTS. At Closing, Seller shall assign to Purchaser, to the extent assignable, and without representation or warranty except as expressly provided herein, Seller's interest in the Service Contracts and the Other Interests, by an Assignment, and Purchaser shall assume in writing the due and full performance of all of Seller's covenants and obligations accruing on and after the Closing Date under the Service Contracts. In such Assignment, Seller shall agree to indemnify and hold Purchaser harmless for any loss, cost and damage arising as a result of Seller's failure to perform its obligations accruing prior to the Closing Date under the Service Contracts.

                 F. AFFIDAVIT OF TITLE. At Closing, Seller shall execute and deliver to Title Company an affidavit, made to Seller's knowledge, with respect to title matters and otherwise as may be reasonably required by the Title Company.

                 G. TENANT ESTOPPELS. Seller shall use its good faith efforts to deliver to Purchaser at or prior to Closing Tenant Estoppels from each of the Tenants. As a condition precedent to Purchaser's obligation to purchase the Property at Closing, Seller shall deliver to Purchaser at or prior to Closing Tenant Estoppels executed by (i) the Major Tenants, and (ii) sixty (60%) of the remaining Tenants (and such percentage shall be determined on a rentable square footage basis of the Improvements leased to Tenants other than Major Tenants) (collectively, the "Required Tenants"). Notwithstanding the foregoing, Seller shall not have any obligation to incur any expenditures in order to obtain such Tenant Estoppels beyond the expense of preparation, submittal and reasonable follow-up inquiries to Tenants. Seller's obligation to deliver the Tenant Estoppels from the Required Tenants shall be a condition to Closing and Seller's failure to deliver all of the Tenant Estoppels from all of the Required Tenants shall constitute a failure of condition for which Purchaser's only right shall be to terminate this Agreement and have its Deposit returned and not a default hereunder. If Tenant Estoppel(s) disclose the existence of Material Landlord Default, within five (5) Business Days of Seller's receipt of those Tenant Estoppel(s), Seller shall notify Purchaser by written notice of that Material Landlord Default and whether or not Seller will elect to cure same. If Seller declines, by written notice to Purchaser, to cure that Material Landlord Default or fails to cure same by December 20, 1994, Purchaser may elect to cancel this Agreement by written notice to Seller given within five (5) Business Days of either event, in which case the Escrow Agent shall refund the Deposit to Purchaser and thereafter neither party shall have any further rights, obligations or liabilities hereunder except to the extent any right, obligation or liability set forth herein expressly survives termination or cancellation of this Agreement. If Seller is pursuing cure but has not completed cure of Material Landlord Default by December 20, 1994, and Purchaser gives notice of cancellation as provided above, Seller shall have the right to nullify that cancellation notice and extend the Closing Date to a date on or before March 20, 1995, by written notice to Purchaser given within five
(5) Business Days after Purchaser's notice of cancellation. If cure of Material Landlord Default has not been accomplished by the Closing Date, as so extended, Purchaser then may cancel this Agreement as aforesaid. Material Landlord Default shall be deemed cured if Tenant(s) in question issue revised Tenant Estoppel(s) withdrawing the claim of Material Landlord Default.
Seller's election not to cure Material Landlord Default or failure to cure Material Landlord Default by the Closing Date, as it may be extended pursuant hereto, shall constitute a failure of condition and not a default hereunder.

Purchaser shall not have any right to cancel or terminate this Agreement on the basis of the existence of defaults under Tenant Leases that do not constitute Material Landlord Default and, subject to the other terms and conditions of this Agreement, shall be obligated to close the purchase and sale of the Property, as provided herein, without adjustment of the Purchase Price based upon defaults under Tenant Leases that do not constitute Material Landlord Default.

                 H. LANDLORD LEASE ESTOPPEL. For all leases for which a Tenant Estoppel has not been obtained, Seller shall execute and deliver to Purchaser a blanket estoppel substantially similar to the form of Tenant Estoppel, made to Seller's knowledge. Any claim by Purchaser under this estoppel must be asserted by Purchaser against Seller in writing within six (6) months after closing or such claim shall be deemed waived.

                 I. AGREEMENTS RE LEASING COMMISSIONS. At Closing Purchaser shall execute an agreement expressly assuming only the Commission Agreements identified on Exhibit "G". Purchaser shall not assume any Commission Agreements with Stirling Properties and, as a condition of Closing, Seller shall deliver to Purchaser an acknowledgment from Stirling Properties that it has been paid in full for all lease and other commissions.

                 J. ASSUMPTION OF SURVIVING DEBT. At Closing, Purchaser shall execute and deliver assumption agreements for the Surviving Debt, in the form and content reasonably required by any holder of Surviving Debt (except that such assumption shall not affect the non-recourse provisions of the Surviving Debt).

                 K. NOTICES OF ASSIGNMENT AND ASSUMPTION. On the Closing Date, Seller shall send a written notice, substantially in the form of Exhibit "I", to each Tenant under a Tenant Lease informing each such tenant of the sale of the Property and of the assignment to and assumption by Purchaser of Seller's interest in and obligations under the Tenant Leases and directing that all rent and other sums payable after the Closing Date under each such Tenant Lease shall be paid as set forth in the notice. Seller and Purchaser shall also send a written notice, in form and content acceptable to Purchaser and Seller, to each party to a Service Contract informing such party of the assignment to and assumption by Purchaser of Seller's interest in and obligations under such Service Contract.

                 L. DELIVERY OF TENANT LEASES; OTHER MATERIALS. At or simultaneously with Closing, Seller shall deliver to Purchaser the originals of the Tenant Leases (or, if originals are unavailable, copies certified as true and correct by Seller or the applicable Tenants), the Service Contracts, and any tangible items that are part of the Personal Property, or Other Interests that are in the possession of or under the control of Seller, and the books and records maintained for the Property.

                 M. NON-FOREIGN CERTIFICATE. At Closing, Seller shall execute and deliver to Purchaser a certificate with respect to Section 1445 of the Internal Revenue Code stating whether or not Seller is a foreign person as defined in said Section 1445 and applicable regulations thereunder, and shall otherwise comply with all requirements under Section 1445 of the Internal Revenue Code and related provisions with respect to sales of real property.

                 N. UPDATED OPERATING STATEMENTS AND RENT ROLL. At Closing, Seller shall deliver to Purchaser operating statements and rent roll, updated to the date of Closing or as close to that date as reasonably practicable.

                 O. CLOSING STATEMENT. At Closing, Seller and Purchaser shall execute and deliver a closing statement which shall, among other items, set forth the Purchase Price, all credits against the Purchase Price, the amounts of all prorations and other adjustments to the Purchase Price and all disbursements made at Closing on behalf of Purchaser and Seller.

                 P. EVIDENCE OF AUTHORITY. At Closing, Seller shall deliver to Purchaser evidence that Seller has the requisite power and authority to execute, deliver and perform under this Agreement and all closing documents to be signed by Seller, including an incumbency certificate duly executed by the secretary or assistant secretary of the corporation with respect to the named persons who are authorized to execute documents on behalf of such corporation. Additionally, Seller shall provide such evidence of authority as the Title Company and Purchaser may reasonably request for issuance of the Title Policy.

         11.     SELLER'S REPRESENTATIONS AND WARRANTIES.

                 A. REPRESENTATIONS AND WARRANTIES. Seller, as of the date of the execution of this Agreement by Seller, represents and warrants to Purchaser, and covenants with Purchaser, as follows:

                 (i) ORGANIZATION, POWER AND AUTHORITY. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Massachusetts, is, to the extent required by law, duly qualified to do business in the State of Louisiana and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Seller has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Seller
         (a) has been duly and validly authorized by all necessary action on the part of Seller, (b) does not conflict with or result in a violation of Seller's partnership agreement or any judgment, order or decree of any court or arbiter in any proceeding to which Seller is a party, and (c) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Seller is bound or to which it is a party.

                 (ii) LITIGATION PROCEEDINGS. There are no judgments unsatisfied against Seller or the Property or consent decrees or injunctions to which Seller or the Property is subject, and there is no litigation or proceeding pending or, to Seller's knowledge, threatened against or relating to Seller or the Property, except dispossessory actions filed in the ordinary course of business.

                 (iii) NO VIOLATIONS. Seller has not received any written notification from any governmental or public authority that the Property violates any existing fire, environmental, health, building, use and occupancy or zoning laws to the extent such laws are applicable to the Property or that any work is required to be done upon or in connection with the Property, which remain outstanding.

                 (iv) BANKRUPTCY. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

              (v) PENDING CONDEMNATION PROCEEDINGS. Seller has received no notice of Condemnation Proceedings which would affect the Property, or any part thereof.

             (vi)         EMPLOYEES.  Seller has no employees at the Property.

            (vii) MANAGEMENT AND LEASING AGREEMENT. The only agreement for management and leasing of the Property is that certain Management Agreement, dated March 31, 1991, by and between Seller and Stirling Properties (hereinafter referred to as the "Management Agreement").

           (viii) COMMISSION AGREEMENTS. The only Commission Agreements pursuant to which commission is due or may be due after Closing are those identified on Exhibit "G". All other commission Agreements have been paid in full.

             (ix) RENT ROLL. To Seller's knowledge, the rent roll attached hereto as Exhibit "J" is true and correct in all material respects as of the date of its preparation and there are no Tenant Leases, currently in effect, not disclosed to Purchaser thereon.

              (x) OPERATING STATEMENTS. To Seller's knowledge, the operating statements for the period from May 1991, to date furnished to Purchaser are true and correct in all material respects. For the purposes of this representation and warranty only, "To Seller's knowledge" also shall include the actual knowledge of Jeffery L. Marshall, Chief Financial Officer, Stirling Properties.

             (xi) EXISTENCE OF DEFAULTS. Seller has received no written notice of default from any of the Major Tenants, or from any holder of the Surviving Debt, or from the Ground Lessor or from any party to a Service Contract, asserting default that is outstanding and uncured as of the date hereof. Seller has sent no notice of default to any of the Tenants, except notices of delinquent or past due rent given in the ordinary course of business.

            (xii) SERVICE CONTRACTS. The only Service Contracts affecting the Property are those identified on Exhibit "K".

           (xiii) LANDLORD'S STATUS. Seller is the "landlord" or "lessor" under the Leases and has the full right and power to assign the Leases to Purchaser, subject to the Permitted Title Exceptions.

            (XIV) LOAN DOCUMENTS. The loan documents listed in Exhibit "C" are the only material loan documents evidencing or securing the Surviving Debt.

             (XV) LEASE SIDE AGREEMENTS. To Seller's knowledge, there are no "side agreements" not disclosed in the files maintained by Seller for the Tenant Leases.


           B. REAFFIRMATION AT CLOSING. As a condition of Closing, the foregoing representations, warranties and covenants of Seller shall be reaffirmed by Seller in writing at Closing. By way of clarification, the reaffirmation with regard to Section 11A(ix), concerning the rent roll, shall be as to the rent roll attached hereto and not an updated rent roll and with regard to Section 11A(x), concerning Operating Statements, shall be as to those operating statements delivered to Purchaser on or before the date of this Agreements and not updates after that date.

           C. SURVIVAL. The representations, warranties and covenants set forth above shall survive Closing hereunder for a period of six (6) months, except for Section 11A(viii) concerning Commission Agreements which shall survive for a period of two (2) years, and shall not be merged with the execution and delivery of the deed and other closing documents hereunder.

         12. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser, as of the date of the execution of this Agreement by Purchaser, represents and warrants to Seller as follows:

           A. ORGANIZATION, POWER AND AUTHORITY. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, is, or will by the Closing Date be, to the extent required by law, duly qualified to do business in the State of Louisiana and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Purchaser has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Purchaser (i) has been duly and validly authorized by all necessary action on the part of Purchaser, including its Board of Directors,
(ii) does not conflict with or result in a violation of Purchaser's articles of incorporation or bylaws or any judgment, order or decree of any court or arbiter in any proceeding to which Purchaser is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Purchaser is bound or to which it is a party.

           B. FINANCIAL RESOURCES. Purchaser has the financial resources to consummate the purchase and sale contemplated by this Agreement through currently committed working capital and unfunded, or otherwise unrestricted, borrowing capacity. Purchaser agrees that its obligation to close under this Agreement is not conditioned upon any financing contingency, except for consent to transfer for the Assumed Debt.

           C. NO BANKRUPTCY. Purchaser has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (iii) made an assignment for the benefit of creditors.


           D. REAFFIRMATION AT CLOSING. As a condition precedent to Seller's obligation to sell the Property to Purchaser at Closing under this Agreement, the representations of Purchaser set forth in this

Agreement shall be true and correct in all material respects as of the Closing Date and Purchaser shall reaffirm the same in writing.

         13. INTERIM OPERATION. Seller and Purchaser agree as follows between the date hereof and the Closing Date:

           A. STANDARD OF OPERATION AND MAINTENANCE. Seller shall operate, manage and maintain the Property in substantially the same manner as it has been operated, managed and maintained by Seller prior to the date of this Agreement, subject to the terms of this Agreement. Seller agrees to comply with its obligations under all debt presently secured by any part of the Property.

           B. NEW TENANT LEASES AND MODIFICATIONS TO EXISTING TENANT LEASES. Seller shall not enter into any new space leases or cancel, modify, extend or renew any existing Tenant Lease, nor waive any default under, or accept any surrender of, any Tenant Lease or accept any prepayment of rent thereunder without in each case the written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion; upon delivery of such written consent, such space lease or modification thereof shall thereupon be included within the definition of "Tenant Leases" set forth herein. Seller shall furnish to Purchaser copies of any new Tenant Leases entered into pursuant to this Section 13B.

           C. NEW SERVICE CONTRACTS AND MODIFICATIONS TO EXISTING SERVICE CONTRACTS. Seller shall not enter into any new service contracts which cannot be terminated, without penalty, upon 30 days (or less) written notice from the owner of the Property; and Seller shall promptly notify Purchaser if any service contracts are entered into and shall provide copies of same with such notification. In addition, Seller shall not cancel, modify, extend or renew any Service Contract, nor waive any default under or accept any surrender of, without in each case the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion. Seller shall furnish to Purchaser copies of any new Service Contracts entered into pursuant to this Section 13C.

           D. TRANSFER OF PERMITS. Seller shall execute all applications and instruments required in connection with the transfer to Purchaser of all Permits, to the extent transferable, and without representation or warranty, except as expressly provided herein. If any such Permit shall be suspended or revoked, Seller shall promptly notify Purchaser. Seller shall not seek or allow any amendment to any Permit which would alter the existing permissible uses of the Property or any part thereof.

           E. INSURANCE. Seller shall maintain its current insurance for the Property.

           F. MANAGEMENT AGREEMENT. Unless Seller receives written notice from Purchaser on or before November 29, 1994, requesting Seller not to terminate the Management Agreement, Seller shall cancel the Management Agreement as of the Closing Date (if there are two Closings pursuant to Section 7, as of the first Closing Date) and shall deliver to Purchaser reasonable evidence of such cancellation.

           G. LAND SALES. With respect to certain ongoing negotiations for the sale of certain tracts of vacant land included in the Property, Purchaser and Seller agree as follows:

              (i) The vacant land that is subject to this subsection is described in Exhibit "A" (hereafter referred to as the "Vacant Land").

             (ii) Purchaser agrees that such negotiations and any sale pursuant thereto may proceed and Purchaser agrees to cooperate fully with such activities, including without limitation granting a quitclaim to release any equitable or other interest it may have in the Vacant Land pursuant to this Agreement.

            (iii) Prior to entering into any contract for the purchase and sale of the Vacant Land, Seller shall first obtain Purchaser's written consent. Purchaser agrees that any such contract may provide for a commission of 6% of the sales price to Stirling Properties. If the proposed sale of Vacant Land contemplates the granting of any new easements or servitudes that will burden the remaining Property Purchaser will be acquiring hereunder, Purchaser shall have the right to approve such easements or servitudes in its sole and absolute discretion.

             (iv) If a sale of any portion of the Vacant Land is closed prior to the Closing hereunder, Purchaser shall receive a credit against the Cash Portion equal to the cash proceeds Seller receives from the sale, after payment of reasonable transaction costs, brokerage fees and Assumed Debt attributable to the portion of the Vacant Land sold.

              (v) If a contract for the sale of a portion of the Vacant Land is signed before Closing, with Purchaser's consent as provided above, and does not provide for a closing until after the Closing, Seller shall assign that contract to Purchaser, and transfer any earnest money deposit made thereunder, and Purchaser shall assume and agree to perform all Seller's obligations thereunder and agree to indemnify and hold Seller harmless from any and all loss, cost or damages that Seller may suffer or incur, including reasonable attorneys' fees and court cost, as a result of Purchaser's failure to perform Seller's obligations thereunder.

         H. CONTINUED DEVELOPMENT. With respect to certain pending development plans, Purchaser and Seller agree as follows:

              (i) Purchaser agrees that Seller shall have the right to continue after the date hereof certain development plans for the Property, including a possible expansion of Delchamp's at Country Club Plaza and possible additions of Campo's and Discovery Zone at Siegen Village.

             (ii) Prior to entering into any binding agreements concerning such development plans, Seller agrees to obtain Purchaser's written approval thereof.

            (iii) If an agreement has been entered into prior to Closing, with Purchaser's consent as provided above, Seller shall assign that contract to Purchaser, and transfer any earnest money deposit made thereunder, and Purchaser shall assume and agree to perform all Seller's obligations thereunder and agree to indemnify and hold Seller harmless from any and all loss, cost or damages that Seller may suffer or incur, including reasonable attorneys' fees and court cost, as a result of Purchaser's failure to perform Seller's obligations thereunder.

   14.   PURCHASER'S DUE DILIGENCE AND INSPECTION RIGHTS; CANCELLATION RIGHT.

         A. INSPECTION OF PROPERTY. Purchaser shall, at all reasonable times prior to the Closing Date and subject to the rights of Tenants under the Tenant Leases, have the privilege of going upon the Property with Purchaser's agents, representatives and contractually retained independent contractors as needed (accompanied by a representative of Seller) to inspect, examine, test, appraise and survey the Property, including, but not limited to, investigations of the zoning status and physical status thereof and verification of all information made or to be made available to Purchaser with respect to Property. This privilege shall include the right to make surveys, examinations, appraisals and other tests to obtain any relevant information necessary to determine subsurface and topographic conditions, including, but not limited to, toxic and hazardous materials and substances studies, soil tests, asbestos analysis and structural review, all of which tests, studies and reviews shall be performed at Purchaser's sole cost and expense. Furthermore, in consideration of Purchaser's right to inspect the Property as described in this Paragraph, Purchaser shall, and does hereby indemnify, and agree to defend and hold Seller, its directors and officers, harmless from any actions, suits, liens, claims, damages, expenses, losses and liability arising out of the exercise of such privileges by Purchaser, its agents, representatives, and independent inspectors (including, without limitation, any rights or claims of materialmen or mechanics to liens on the Property), which indemnity, defense and hold harmless agreements shall survive Closing hereunder and any termination of this Agreement.

                 B. COMPLETED DUE DILIGENCE. Purchaser acknowledges to Seller that it has completed its due diligence review of the Property in all respects, including without limitation review of title and survey, physical inspection of Property, review of Tenant Leases and related files, review of the loan documents for the Surviving Debt and related files and review of Seller's books and records for the operation of the Property; and Purchaser confirms to Seller that it is satisfied with the results of its due diligence review and has no objections with regard to the Property, except matters affecting title arising after October 14, 1994, not approved by Purchaser and except for its environmental audit which is not yet complete and which is more particularly addressed in Sections 14C and 14D hereof. As a result of Purchaser's physical audit of the Property, Purchaser and Seller have agreed to the following:

                            (i) The Purchase Price shall be reduced in the amounts and on the account of the matters described in Exhibit "L".

                           (ii) At Closing a sum sufficient to complete construction of the proposed sanitary sewer treatment plant at Tarpon Village (estimated to be approximately $130,000) shall be placed in escrow with Escrow Agent pursuant to the terms and conditions of an Escrow Agreement reasonably acceptable to Purchaser, Seller and Escrow Agent, providing for the disbursement of funds to complete the proposed sanitary sewer treatment plant. As part of such Escrow Agreement, post-Closing, Purchaser shall agree to diligently seek reimbursement and assist Seller in seeking reimbursement for a portion of the costs of the completion of the proposed sanitary sewer treatment plant from Wal-Mart (its contribution to be 49% of the total cost) and Burger King (its contribution to be 3% of the total cost) and all sums collected from those tenants shall be remitted to Seller upon collection. Prior to Closing, Seller may let contracts to construct such lift station, with Purchaser's prior written approval, and Purchaser shall assume all of Seller's obligations under such preapproved construction contracts at Closing.

                 C. ENVIRONMENTAL AUDIT. Purchaser's environmental audit of the Property is in progress. Purchaser shall have through November 29, 1994, to complete its Phase One Audits of the Property and raise by written notice to Seller any objection based upon the Phase One Audits. Additionally, Purchaser has commissioned Phase Two Audits for Ambassador Row, Ambassador Courtyard, Plaza Acadienne, Miller Village, Sherwood South, Bluebonnet Village and The Crossings. Purchaser shall have through November 29, 1994, plus an extension of time for matters beyond the reasonable control of Purchaser that prohibit the audit work to be completed not to extend past December 20, 1994, (to complete such Phase Two Audits and raise by written notice any objection based on the Phase Two Audits). Such extension of time for the Phase Two Audits shall only apply if Purchaser gives Seller written request for the extension on or before November 29, 1994, accompanied by a letter to Seller from Purchaser's environmental engineer confirming the need for the extension due to conditions beyond the reasonable control of Purchaser. The effect of an objection based upon environmental matters shall be addressed in Section 14D. If any of the Phase One Audits recommend that a Phase Two Audit be made on the center in question, the Purchaser shall notify Seller of this finding on or before November 29, 1994, by written notice together with a copy of such finding. Upon such timely notification, Purchaser shall have until December 20, 1994, to complete such Phase Two Audits and raise by written notice any objection based on the Phase Two Audits and Purchaser shall have the same cancellation rights with respect to those additional centers, as the six centers identified above for which Phase Two Audits are already in progress.

                 D. ENVIRONMENTAL CANCELLATION RIGHT. If Purchaser's environmental audits disclose an adverse environmental matter which in the professional opinion of Purchaser's environmental engineer could result in a remediation cost exceeding $50,000 at any one of the centers which comprise the Property or, although not exceeding $50,000 at any one center, could result in a total remediation cost of $150,000 for all of the Property, Purchaser shall have the right to cancel this Agreement. To be effective, such cancellation right must be exercised by written notice from Purchaser to Seller given within time deadlines set forth in Section 14C above and such cancellation notice must be accompanied by letter to Seller from Purchaser's environmental engineer confirming the finding of remediation costs above the thresholds described above. Upon an effective cancellation, Escrow Agent shall return the Deposit to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If such environmental audits fail to disclose any condition that could result in a remediation cost in excess of the thresholds described above, Purchaser shall be obligated to close the purchase and sale of the Property, subject to the other terms and conditions of this Agreement, without adjustment to the Purchase Price.

                 E. "AS-IS" AND "WHERE-IS" CONVEYANCE. In consideration of Purchaser's receiving access to the Property as set forth in this Section so that Purchaser may conduct such studies, tests, investigations, inspections and analyses with respect to the Property as Purchaser might desire, Purchaser acknowledges and confirms that, unless Purchaser elects to terminate this Agreement as provided herein, Purchaser shall accept Seller's conveyance of the Property to Purchaser in "as-is" and "where-is" condition free of any warranty by Seller except as otherwise expressly provided in this Agreement or in any of the conveyance documents and free of any obligation by Seller to perform any repairs or other improvement work with respect to the Property, except as may otherwise be expressly provided in this Agreement. Except as expressly set forth herein, no representation or warranty, express or implied, is made as to : (i) the condition, usability, fitness for purpose, or habitability of the Property; (ii) the need (if any) for repairs thereto; (iii) the existence of or presence of any Hazardous Substance; (iv) the existence or nonexistence of any presence or mitigation of any Hazardous Substances; or (v) the existence or nonexistence or any presence of any wood destroying pests and organisms, including, without limitation, termites, fungi and/or dry rot. Except as expressly set forth herein, Purchaser hereby releases Seller from any and all liability and waives the warranty of fitness for intended purpose and the guarantee against hidden or latent redhibitory vices as provided by Louisiana law, including Louisiana Civil Code Articles 2520 and 2548, and Article 2476. The waiver in the immediately preceding sentence is a material and integral part of this Agreement.

                 F. DELIVERY OF REPORTS AND MATERIALS UPON TERMINATION OF AGREEMENT. In the event of any termination of this Agreement, Purchaser shall deliver to Seller the originals or photocopies of all inspection reports and results, test reports and results, appraisals, analyses, surveys or other reports received or obtained by or for Purchaser with respect to the Property or any part thereof and all photocopies and other items delivered by Seller to Purchaser pursuant to the provisions of this Section.

         15. NOTICES. All notices, consents, approvals and other communications which may be or are required to be given by a party under this Agreement shall be properly given only if made in writing and sent by (a) hand delivery or (b) facsimile transmission with telephonic or machine imprint confirmation or (c) a nationally recognized overnight delivery service (such as Express Mail, Federal Express, UPS Next Day Air, Purolator Courier or Airborne Express), with all delivery charges paid by the sender and addressed to the other two parties, as follows, or at such other address as each may request in writing. Such notices delivered by hand, facsimile, or overnight delivery service shall be deemed received on the date of delivery. Said notice addresses are as follows:

                 IF TO SELLER:
                 ------------
                          Maurin-Ogden Limited Partnership
                          c/o The Yarmouth Group, Inc.
                          Suite 3210
                          950 East Paces Ferry Road
                          Atlanta, Georgia  30326
                          Attn:  W. Jerry Sauls
                                 Executive Vice President
                          FAX:   (404) 364-3355

                          WITH A COPY TO:
                          --------------
                          King & Spalding
                          191 Peachtree Street
                          Atlanta, Georgia  30303
                          Attn:  Scott J. Arnold, Esq.
                                 William J. Armstrong, Esq.
                          FAX:   (404) 572-5148

                 IF TO PURCHASER:
                 ---------------
                          IRT Property Company
                          Suite 1400
                          200 Galleria Parkway
                          Atlanta, Georgia  30339
                          Attn:  Donald W. MacLeod
                                 Chairman and President
                          FAX:   (404) 988-8773

                          WITH A COPY TO:
                          --------------
                          IRT Property Company
                          Suite 1400
                          200 Galleria Parkway
                          Atlanta, Georgia  30339
                          Attn:  Lee A. Harris, Senior Vice President
                                 and General Counsel
                          FAX:   (404) 988-8773


                 IF TO ESCROW AGENT:
                 ------------------
                          First American Title Insurance Company
                          c/o Orleans Title Insurance Agency
                          Place St. Charles, Suite 3201
                          201 St. Charles Avenue
                          New Orleans, Louisiana 70170
                          Attn:  Henry O'Connor, Jr., President
                          FAX:   (504) 582-1240

         16.     CASUALTY AND CONDEMNATION.

                 A. CASUALTY. In the event that prior to the Closing Date any of the Improvements are damaged or destroyed by fire or other casualty, then Seller shall deliver written notice to Purchaser of such casualty and the following provisions shall apply with respect to such casualty:

                          (i) if such damage or destruction results in a casualty loss in an amount exceeding Five Million and No/100 Dollars ($5,000,000.00) or gives a Major Tenant the right to cancel its lease pursuant to its express terms or gives a Major Tenant the right to reduce its rent so as to materially impair the income from the center affected (in each case, a "Major Casualty"), Purchaser shall have the right to terminate this Agreement by written notice to Seller received within five (5) days after Purchaser has received notice of such fire or other casualty, in which event the Escrow Agent shall refund the Deposit to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. In the event that this Agreement is not terminated pursuant to this Subparagraph (i), Purchaser shall be obligated to close the purchase and sale contemplated by this Agreement as scheduled without adjustment of the Purchase Price and Seller shall assign to Purchaser at Closing all insurance proceeds payable under Seller's insurance policies on account of such damage or destruction or pay to Purchaser all such insurance proceeds previously paid to Seller together with any deductible applicable thereto, provided that to the extent Seller uses insurance proceeds or any portion thereof to repair or restore the Property, then such amount used for such purpose shall be deducted from the amount payable to Purchaser at Closing with respect thereto; and Seller shall not be obligated to repair or restore the Property.

                         (ii) if such damage or destruction results in a casualty loss that is not a Major Casualty, then, provided that Seller is insured for not less than 100% replacement cost, neither Purchaser nor Seller shall have such right to terminate this Agreement, and Purchaser and Seller shall be obligated to close the purchase and sale contemplated by this Agreement as scheduled without adjustment of the Purchase Price and Seller shall assign to Purchaser at Closing all insurance proceeds payable under Seller's insurance policies on account of such damage or destruction or pay to Purchaser all such insurance proceeds previously paid to Seller together with any deductible applicable thereto, provided that to the extent Seller uses the insurance proceeds or any portion thereof to repair or restore the Property, then such amount used for such purpose shall be deducted from the amount payable to Purchaser at Closing with respect thereto; and Seller shall not be obligated to repair or restore the Property.

                 B. CONDEMNATION. In the event that prior to the Closing Date there shall be instituted against the Property any Condemnation Proceeding, Seller shall immediately give written notice (hereinafter referred to as "Seller's Condemnation Notice") of such Condemnation Proceeding to Purchaser, and:

                          (i)     In the event that such Condemnation
                 Proceeding would result in a Material Taking of any portion of any Improvement, then Purchaser shall have the right to terminate this Agreement by written notice to Seller received within five (5) days after the receipt of Seller's Condemnation Notice, in which event Escrow Agent shall promptly refund the Deposit to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. In the event that Purchaser shall not elect to terminate this Agreement pursuant to this Subparagraph (i), Purchaser shall be obligated to close the purchase and sale contemplated hereby as scheduled less the portion of the Property so taken or subject to said Condemnation Proceeding without adjustment of the Purchase Price and Seller shall assign or pay to Purchaser at Closing all of Seller's right, title and interest in any award payable on account of such Condemnation Proceeding or pay to Purchaser all such awards previously paid and Seller shall have no obligation to repair or restore the Property not so taken by said Condemnation Proceeding except as otherwise provided herein.

                         (ii)     In the event that such Condemnation
                 Proceeding would not result in a Material Taking of any portion of any Improvement, then Purchaser shall have no right to terminate this Agreement, and Purchaser shall be obligated to close the purchase and sale contemplated hereby as scheduled less the portion of the Property so taken or subject to said Condemnation Proceeding without adjustment of the Purchase Price and Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in any award payable on account of such Condemnation Proceeding or pay to Purchaser all such awards previously paid; provided that to the extent Seller uses the award proceeds or any portion thereof to repair or restore the Property, then such amount used for such purpose shall be deducted from the amount payable to Purchaser at Closing with respect thereto; and Seller shall have no obligation to repair or restore the Property not so taken by said Condemnation Proceeding except as otherwise provided herein.

         17. BROKERS. Each party represents to the other that such party has not incurred any obligation to any broker or real estate agent with respect to the purchase or sale of the Property. Each of Seller and Purchaser warrants and represents to the other that such party has employed (expressly or impliedly) no broker or finder and has made no agreement (express or implied) to pay any broker's commissions or finder's fees in connection with the transactions contemplated by this Agreement. Seller and Purchaser each agrees to indemnify and defend the other against and to hold the other harmless of and from all claims, demands and liabilities for any commission or fee payable to or claimed by any broker or finder employed (expressly or impliedly) by it or with whom it made an agreement (express or implied) to pay a broker's commission or a finder's fee. The representations, warranties, undertakings and indemnities of this Section shall survive the Closing hereunder and any termination of this Agreement.

         18.     DEFAULT.

                 A. In the event that Purchaser defaults in the observance or performance of its covenants and obligations hereunder, and such default continues for five (5) consecutive days after the date of written notice from Seller demanding cure of such default, Seller shall be entitled to terminate this Agreement (except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement) by written notice to Purchaser of such termination and shall also be entitled, as its sole and exclusive remedy hereunder, to receive the Deposit as full liquidated damages, the parties hereto acknowledging the difficulty of ascertaining the actual damages in the event of such a default, that it is impossible more precisely to estimate the damages to be suffered by Seller upon Purchaser's default, that such payment is intended not as a penalty, but as full liquidated damages and that such amount constitutes a reasonable good faith estimate of the potential damages arising therefrom, it being otherwise difficult or impossible to estimate Seller's actual damages which would be suffered by Seller in the event of default by Purchaser. Except with respect to any right, obligation or liability which survives termination of this Agreement (as to which Seller shall be entitled to exercise any and all rights and remedies at law or in equity), the Seller's rights to so terminate this Agreement and to receive payment of the Deposit as full liquidated damages are Seller's sole and exclusive remedies in the event of default hereunder by Purchaser, and Seller hereby waives, relinquishes and releases any and all other rights and remedies, including, but not limited to: (1) any right to sue Purchaser for specific performance or damages or to prove that Seller's actual damages exceed the Deposit which is hereby provided Seller as full liquidated damages or (2) any other right or remedy which Seller may otherwise have against Purchaser, either by law, or equity or otherwise.

                 B. In the event that Seller defaults in the observance or performance of its covenants and obligations hereunder, and such default continues for five (5) consecutive days after the date of written notice from Purchaser demanding cure of such default, Purchaser shall be entitled to receive a return of the Deposit and either (i) terminate this Agreement by written notice to Seller or (ii) sue Seller for specific performance of this Agreement. If, however, the default is the result of Seller's willful violation of the terms of this Agreement by encumbering title to the Property, failing to pay the Cancelled Debt (unless such failure is the result of the holder's wrongfully refusing to accept payment), entering into a Lease or conveying all or any material portion of the Property to a third party, in each case without Purchaser's prior written approval, Purchaser shall be entitled to terminate this Agreement (except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement) by the delivery to Seller of notice of such termination, receive from Escrow Agent immediate payment of the Deposit, and sue Seller for actual damages up to a maximum recovery of $1,000,000. Notwithstanding anything to the foregoing contained in this Section 19B, in the event Purchaser is entitled to sue for specific performance, but applicable law will not allow the release of the Deposit to Purchaser, the Deposit shall be handled as required under applicable law.

                 C. In the event the purchase and sale is not consummated for any reason expressly provided herein for Purchaser not consummating this transaction (other than a default by Purchaser), then the Title Company shall immediately return the Deposit to Purchaser.

         19.     PLAZA ACADIENNE

                 A. LEASEHOLD. One of the retail centers that compromise the Property, known as "Plaza Acadienne" is leasehold estate created under and by virtue of the Ground Lease.

                 B. ESTOPPEL CERTIFICATE. Seller agrees to use reasonable efforts to obtain for the benefit of Purchaser from the Ground Lessor an estoppel certificate substantially in the form of Exhibit "H", confirming, among other matters, that the Ground Lease is in full force and effect and that no default has been declared and remains uncured thereunder. Seller's failure to obtain this estoppel shall not be a default hereunder, but shall be a failure of a condition of sale.

         20.     GENERAL PROVISIONS.

                 A. AGREEMENT BINDING. This Agreement shall be binding upon each party hereto and such party's successors and assigns and shall inure to the benefit of each party hereto and such party's successors and permitted assigns. Purchaser may not assign its rights under this Agreement without the prior written approval of Seller, which approval Seller may withhold in its sole discretion; provided, however, Purchaser may assign this Agreement to wholly-owned subsidiaries as to one or more of the centers so long as such assignment does not impair or hinder Seller in its efforts to obtain consents to transfer of the Surviving Debt.

                 B. ENTIRE AGREEMENT. This Agreement and all the exhibits referenced herein and annexed hereto contain the entire agreement of the parties hereto with respect to the matters contained herein and no prior agreement or understanding pertaining to any of the matters connected with this transaction shall be effective for any purpose. Except as may be otherwise provided herein, the agreements embodied herein may not be amended except by an agreement in writing signed by the parties hereto.

                 C. TIME IS OF THE ESSENCE. TIME IS OF THE ESSENCE of the transaction contemplated by this Agreement.

                 D. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Louisiana.

                 E. SURVIVAL. All covenants, agreements, indemnities, representations and warranties contained herein shall not survive except as may be otherwise specifically provided in this Agreement; and except for such provisions, all other such covenants, agreements, representations, indemnities and warranties shall be merged into the deed and other documents delivered at Closing.

                 F. FURTHER ASSURANCE. Seller and Purchaser agree to execute and deliver to each other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of the within Agreement. This covenant shall survive the Closing.

                 G. EXCLUSIVE APPLICATION. Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than the parties hereto any right, remedy or claim under or by reason of this Agreement. All terms and conditions of this Agreement shall be for the sole and exclusive benefit of the parties hereto and may not be assigned except as provided herein.

                 H. PARTIAL INVALIDITY. If all or any portion of any of the provisions of this Agreement shall be declared invalid by laws applicable thereto, then the performance of said offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision materially affects any aspect of this transaction, then the party hereto for whose benefit such excused provision was inserted in this Agreement shall have the right, exercisable by written notice given to the other party within ten days after such provision is so declared invalid, to terminate this Agreement; thereupon this Agreement shall be null and void.

                 I. INTERPRETATION. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement. If any time period under this Agreement ends on a day other than a

Business Day, then the time period shall be extended until the next Business Day. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Whenever the context so requires, references herein to the singular shall include the plural and plural shall include the singular.

                 J. PURCHASER'S WAIVER RIGHT. The Purchaser reserves the right to waive, in whole or in part, any provision hereof which is for the benefit of Purchaser.

                 K. COUNTERPARTS. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Agreement. A facsimile of Escrow Agent's signature to this Agreement shall be sufficient to evidence its execution and delivery of this Agreement.

                 L. NO IMPLIED WAIVER. Unless otherwise expressly provided herein, no waiver by Seller, Purchaser or Escrow Agent of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller, Purchaser or Escrow Agent upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller, Purchaser or Escrow Agent of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

                 M. RIGHTS CUMULATIVE. All rights, powers, options or remedies afforded to a party hereto either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

                 N. CONFIDENTIALITY. Except as otherwise required by law, Seller, Purchaser and Escrow Agent agree to keep this Agreement and its contents confidential and without the written consent of the other parties, agree not to disclose the same to any third party (except to parties acting in a fiduciary capacity, financial institutions, attorneys to the parties hereto, and other authorized representatives contracted by a party, who shall be entitled to the knowledge for the mutual benefit of that party). Notwithstanding the foregoing, if Purchaser does not exercise its right to cancel for environmental matters as provided in
Section 14D, Purchaser may make public a press release describing this transaction, so long as Seller has given its advance written approval to the content of the press release.

                 O. EXHIBITS. The exhibits and schedules referred to in and attached to this Agreement are incorporated herein in full by reference.

                 P. GOOD FAITH. If any right of approval or consent by a party to this Agreement is provided for in this Agreement, such party shall exercise the right promptly, in good faith and reasonably, unless this Agreement expressly gives such party the right to use its sole discretion.

                 Q. ATTORNEY'S FEES. In the event that any party to this Agreement institutes any action to preserve, protect or enforce any right or benefit created by or granted under this Agreement, the prevailing party in such action shall be entitled, in addition to any and all other relief granted by the court, to an award of the attorneys' fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing said action and, additionally, in negotiating any and all matters underlying said action and in preparation for instituting said action.

                 R.       POST-CLOSING COOPERATION.

                          (i) Seller agrees to furnish to Purchaser on or before January 31, 1995, unaudited, accrual basis operating statements for the Property for the year ended December 31, 1994 and, additionally, if the Closing occurs in 1995, within thirty (30) days after Closing unaudited, accrual basis operating statements for year-to-date, 1995 for the Property.

                         (ii) Seller acknowledges that Purchaser may be required by the Securities and Exchange Commission to file audited financial statements for one to three years with regard to the Property. Seller shall (a) cooperate with Purchaser, its counsel, accountants, agents, and representatives, provide them with reasonable access to Seller's books and records with respect to the ownership, management, maintenance and operation of the Property for the applicable period, and permit them to copy the same at Purchaser's expense, (b) execute a form of "rep" letter substantially in the form of Exhibit "M", and such other documents as are reasonably required by Purchaser or Purchaser's accountants in connection with such audit, with appropriate disclosures and modifications to reflect the results of the audit, and (c) furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request. Purchaser shall pay the costs associated with such audit. Purchaser's rights and remedies under this Agreement are limited to those arising out of this Agreement, and the execution and delivery of the "rep" letter to Purchaser's accountants shall not serve to convey any additional rights to Purchaser, or to allow recourse by Purchaser against Seller not otherwise arising out of this Agreement.

                        (iii)     The terms of this Section 20R shall survive
                 Closing.

         IN WITNESS WHEREOF, Purchaser, Seller and Escrow Agent have executed this Agreement under seal as of the day and year first above written.


                                           SELLER:
                                           ------

                                           MAURIN-OGDEN LIMITED PARTNERSHIP,
                                           a Massachusetts Limited Partnership

                                           By:     M-O Venture Corporation, a
                                                   Massachusetts Corporation,
                                                   its General Partner



                                                   By: /s/ W. Jerry Sauls
                                                       ------------------------
                                                       W. Jerry Sauls,
                                                       Executive Vice President

                                                          [CORPORATE SEAL]





[SIGNATURES CONTINUED ON NEXT PAGE]

                                 SHERWOOD SOUTH GENERAL PARTNERSHIP,
                                 a Louisiana general partnership

                                 By:     MAURIN-OGDEN LIMITED PARTNERSHIP,
                                         a Massachusetts Limited Partnership,
                                         its Managing General partner

                                         By:      M-O Venture Corporation, a
                                                  Massachusetts Corporation,
                                                  its General Partner


                                                  By: /s/ W. Jerry Sauls
                                                      --------------------
                                                      W. Jerry Sauls,
                                                      Executive Vice President

                                                          [CORPORATE SEAL]





                                 PINHOOK PLAZA LIMITED PARTNERSHIP,
                                 a Louisiana limited partnership

                                 By:     MAURIN-OGDEN LIMITED PARTNERSHIP,
                                         a Massachusetts Limited Partnership,
                                         its Managing General partner

                                         By:      M-O Venture Corporation, a
                                                  Massachusetts Corporation,
                                                  its General Partner



                                                  By: /s/ W. Jerry Sauls
                                                      ------------------------
                                                      W. Jerry Sauls,
                                                      Executive Vice President

                                                          [CORPORATE SEAL]





[SIGNATURES CONTINUED ON NEXT PAGE]

                                           GAUSE 11 LIMITED PARTNERSHIP,
                                           a Louisiana limited partnership

                                           By:     M-O Venture Corporation, a
                                                   Massachusetts Corporation,
                                                   its General Partner



                                                   By: /s/ W. Jerry Sauls
                                                       ------------------------
                                                       W. Jerry Sauls,
                                                       Executive Vice President

                                                           [CORPORATE SEAL]




                                           PURCHASER:
                                           ---------

                                           IRT PROPERTY COMPANY,
                                           a Georgia Corporation

                                           By: /s/ W. Benjamin Jones III
                                               -------------------------
                                               W. Benjamin Jones III,
                                               Executive Vice President

                                                  [CORPORATE SEAL]




[SIGNATURES CONTINUED ON NEXT PAGE]

                                    ESCROW AGENT:
                                    ------------

                                    ORLEANS TITLE INSURANCE AGENCY,
                                    Agent for
                                    FIRST AMERICAN TITLE INSURANCE COMPANY
                                    a California Corporation



                                    By: /s/ Henry O'Connor, Jr.
                                        -----------------------
                                        Henry O'Connor, Jr.
                                     Title:      Agent
                                           ------------------


                                          [CORPORATE SEAL]

               FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
               --------------------------------------------------

         THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE ("First Amendment"), is made and entered into this 1st day of December, 1994, by and among MAURIN-OGDEN LIMITED PARTNERSHIP, a Massachusetts limited partnership, SHERWOOD SOUTH GENERAL PARTNERSHIP, a Louisiana general partnership, PINHOOK PLAZA LIMITED PARTNERSHIP, a Louisiana limited partnership, and GAUSE 11 LIMITED PARTNERSHIP, a Louisiana limited partnership (collectively, the "Seller"); IRT PROPERTY COMPANY, a Georgia corporation ("Purchaser"); and FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation ("Escrow Agent").

                                  WITNESSETH:
                                  ----------

         WHEREAS, Purchaser, Seller and Escrow Agent entered into that certain Agreement for Purchase and Sale dated November 23, 1994 (the "Contract") pursuant to which Seller agreed to sell and Purchaser agreed to purchase the Property as more particularly described in the Contract; and

         WHEREAS, Purchaser and Seller desire to amend the Contract as more particularly hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the Purchase Price, the mutual covenants and agreements contained herein, the sum of Ten and No/100 Dollars ($10.00) and good and valuable consideration, the receipt , adequacy and sufficiency of which are hereby acknowledged by Purchaser, Seller and Escrow Agent, Purchaser, Seller and Escrow Agent intending to be legally bound agree as follows:

         1.      COMPLETED ENVIRONMENTAL AUDIT.    Pursuant to Section 14C of
the Agreement, Purchaser acknowledges that it has completed its environmental audit for all of the Property, Phase One Audits and Phase Two Audits as Purchaser deemed necessary or appropriate, and Purchaser accepts all of the Property and agrees that it no longer has any right to cancel the Agreement pursuant to Section 14D of the Agreement, except (i) with regard to that center known as Bluebonnet Village (the "Bluebonnet Property") for which special provision is hereinafter made, and (ii) only with respect to the centers known as Pinhook Plaza and Sherwood South, Purchaser reserves its rights under
Section 14C and 14D to complete Phase Two Audits and cancel the Agreement as provided therein.

         2.      BLUEBONNET PROPERTY.  Notwithstanding anything set forth in
Section 14 of the Contract to the contrary, it is hereby agreed that Purchaser shall have until December 20, 1994, to quantify the cost to remediate any and all contamination at the Bluebonnet Property. If in the reasonable opinion of Purchaser's environmental consultant (the "Consultant"), based upon the consultant's assumptions regarding the required scope of work, the estimated cost to remediate the contamination at the Bluebonnet Property would be $150,000 or less, then Purchaser shall be required to purchase the Bluebonnet Property in accordance with the terms of the Contract without any reduction in Purchase Price. If, however, in the reasonable opinion of the Consultant, based upon the Consultant's assumptions regarding the required scope of work, the estimated cost to remediate the contamination at the Bluebonnet Property would exceed $150,000, then a portion of the Purchase Price in the amount of the estimated cost to remediate ("Escrow Holdback") shall be delivered to Escrow Agent at Closing to be held in an interest-bearing escrow account in a bank or other financial institution for the purpose of remediating the contamination at the Bluebonnet Property. Portions of the Escrow Holdback, together with any interest earned thereon, may be distributed by Escrow Agent to Buyer (upon Buyer's submittal of invoices for remediation) up to a maximum of the Escrow Holdback, together with any interest earned thereon, with any excess amounts to be returned to Seller upon completion of the remediation. At Closing, Buyer and Seller shall execute an escrow agreement with Escrow Agent in form and substance reasonably satisfactory to Buyer, Seller and Escrow Agent. All of the interest earned on the Escrow Holdback shall accrue to the benefit of Seller and be payable to Seller unless Buyer uses such amount for the remediation of the contamination at the Bluebonnet Property. Notwithstanding anything herein to the contrary, if in the reasonable opinion of the Consultant, based upon the Consultant's assumptions regarding the required scope of work, the estimated cost to remediate the contamination at the Bluebonnet Property would exceed $300,000, then Seller may elect not to close the purchase and sale of the Bluebonnet Property, and in such event, (i) the Contract shall remain in full force and effect except for the exclusion of the Bluebonnet Property and (ii) the Purchase Price shall be reduced by $7,843,000 to reflect the elimination of the Bluebonnet Property. To be effective, such cancellation right must be exercised by written notice from Seller to Purchaser given within five (5) days after Seller receives written notice from Purchaser, together with a copy of the Consultant's letter, stating that in the opinion of the Consultant, based upon the Consultant's assumptions regarding the required scope of work, the estimated cost to remediate the contamination at the Bluebonnet Property would exceed $300,000. The provisions of this Section 1 of the First Amendment shall survive Closing hereunder.

3.       SUPERSEDED DOCUMENTS.    This First Amendment supersedes and replaces
the notice letter dated November 29, 1994 from Purchaser to Seller and Escrow Agent exercising certain rights with regard to Pinhook Plaza and Sherwood South.

4.       REAFFIRMATION.   Except as hereinabove modified, the terms and
provisions of the Contract remain in full force and effect, the same being republished and confirmed hereby.

5.       COUNTERPART EXECUTION.   This First Amendment may be executed in
several counterparts, each of which shall be deemed an original, and with all of such counterparts together constituting one and the same agreement.

6.       CAPITALIZED TERMS.       The capitalized terms used in this First
Amendment shall have the meaning attributed to them in the Contract unless otherwise set forth herein.

7.       FACSIMILE.       Purchaser and Seller may rely upon a facsimile of a
signed original of this First Amendment in the same manner as if such facsimile were an actual executed original.

         IN WITNESS WHEREOF, the duly authorized representatives of the undersigned have executed this Agreement under seal the day and year first above written.



                                           SELLER:
                                           ------

                                           MAURIN-OGDEN LIMITED PARTNERSHIP,
                                            a Massachusetts limited partnership

                                           By:     M-O Venture Corporation, a
                                                   Massachusetts Corporation,
                                                   its General Partner

                                                   By: /s/ W. Jerry Sauls
                                                       -----------------------
                                                       W. Jerry Sauls
                                                       Executive Vice President

                                                           [CORPORATE SEAL]





                      [Signatures continued on next page]

                                 SHERWOOD SOUTH GENERAL PARTNERSHIP,
                                  a Louisiana general partnership

                                 By:     MAURIN-OGDEN LIMITED PARTNERSHIP,
                                         A Massachusetts Limited
                                         Partnership,its Managing General
                                         Partner

                                         By:      M-O Venture Corporation, a
                                                  Massachusetts Corporation,
                                                  its General Partner

                                                  By: /s/ W.Jerry Sauls
                                                      -----------------------
                                                      W. Jerry Sauls
                                                      Executive Vice President

                                                         [CORPORATE SEAL]



                                 PINHOOK PLAZA LIMITED PARTNERSHIP,
                                  a Louisiana limited partnership

                                 By:     MAURIN-OGDEN LIMITED PARTNERSHIP,
                                         A Massachusetts Limited
                                         Partnership, its Managing General
                                         Partner

                                         By:      M-O Venture Corporation, a
                                                  Massachusetts Corporation,
                                                  its General Partner


                                                  By: /s/ W. Jerry Sauls
                                                      --------------------------
                                                      W. Jerry Sauls
                                                      Executive Vice President

                                                           [CORPORATE SEAL]





                      [Signatures continued on next page]

                                   GAUSE 11 LIMITED PARTNERSHIP,
                                    a Louisiana limited partnership

                                   By:     M-O Venture Corporation, a
                                           Massachusetts Corporation,
                                           its General Partner


                                           By: /s/ W. Jerry Sauls
                                               -----------------------
                                               W. Jerry Sauls
                                               Executive Vice President

                                                 [CORPORATE SEAL]



                                   PURCHASER:
                                   ---------

                                   IRT PROPERTY COMPANY,
                                   a Georgia corporation

                                   By: /s/ Lee A. Harris
                                       --------------------
                                       Lee A. Harris
                                       Senior Vice President

                                         [CORPORATE SEAL]


                                   ESCROW AGENT:
                                   ------------

                                   ORLEANS TITLE INSURANCE AGENCY,
                                   Agent for
                                   FIRST AMERICAN TITLE INSURANCE COMPANY,
                                   a California corporation



                                   By: /s/ Henry O'Conner, Jr.
                                       -------------------------------------
                                       Henry O'Conner, Jr.
                                   Title:        Agent
                                         ----------------------------------

                                                    [CORPORATE SEAL]

              SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE

         THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE ("Second Amendment"), is made and entered into this 20th day of December, 1994, by and among MAURIN-OGDEN LIMITED PARTNERSHIP, a Massachusetts limited partnership, SHERWOOD SOUTH GENERAL PARTNERSHIP, a Louisiana general partnership, PINHOOK PLAZA LIMITED PARTNERSHIP, a Louisiana limited partnership, and GAUSE 11 LIMITED PARTNERSHIP, a Louisiana limited partnership (collectively, the "Seller"); IRT PROPERTY COMPANY, a Georgia corporation ("Purchaser"); and FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation ("Escrow Agent").

                                  WITNESSETH:

         WHEREAS, Purchaser, Seller and Escrow Agent entered into that certain Agreement for Purchase and Sale dated November 23, 1994, pursuant to which Seller agreed to sell and Purchaser agreed to purchase the Property as more particularly described therein;

         WHEREAS, such purchase and sale agreement was amended by First Amendment to Agreement for Purchase and Sale, dated December 1, 1994, by and among the same parties (such purchase and sale agreement, as so amended the "Contract"); and

         WHEREAS, Purchaser and Seller desire to further amend the Contract as more particularly hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the Purchase Price, the mutual covenants and agreements contained herein, the sum of Ten and No/100 Dollars ($10.00) and good and valuable consideration, the receipt , adequacy and sufficiency of which are hereby acknowledged by Purchaser, Seller and Escrow Agent, Purchaser, Seller and Escrow Agent intending to be legally bound agree as follows:

         1.      CLOSING DATE.    The definition of "Closing Date" on page four
of the Contract is amended to delete "December 20, 1994" and insert in replacement thereof the date "December 21, 1994".

         2. DELCHAMPS/VILLAGE AT NORTHSHORE. Section 8B(iii)(b), on page 14 of the Contract is deleted in its entirety and there shall be no credit to the Purchase Price for the matters described therein.

         3.      TARPON HEIGHTS LIFT STATION.      Section 14A(ii), on page 26
of the Contract is deleted in its entirety. The parties acknowledge that no escrow will be made for the Tarpon Heights Plaza sanitary sewer treatment plant and that Seller shall have no further responsibility whatsoever in connection with any aspect of the ownership or operation of said treatment plant.

         4. ENVIRONMENTAL ACKNOWLEDGMENTS. Purchaser has completed its environmental review on all Property, including the "Bluebonnet Property" as defined in Paragraph 1 of the First Amendment to the Contract. The parties agree that no purchase price adjustment or escrow is necessary with respect to the Bluebonnet Property and Purchaser acknowledges that it accepts the Bluebonnet Property, Pinhook Plaza and Sherwood South and has no further right to cancel the Agreement pursuant to Section 14D of the Contract.

         5.      FURTHER PURCHASE PRICE REDUCTIONS.         Exhibit L to the
Contract is deleted in its entirety and a new Exhibit L, attached hereto and by this reference made a part hereof, is inserted in replacement thereof.

         6.      TWO CLOSINGS.

                 A. The parties acknowledge that subject to the terms and conditions of the Contract, they anticipate closing the purchase and sale of all of the Property, except Tarpon Heights and Country Club Plaza, as of December 21, 1994.

                 B. Subject to the occurrence of the Closing as described in subparagraph A, pursuant to Section 7B of the Contract, the parties agree to hold a second Closing as to Tarpon Heights and Country Club Plaza on the earlier of March 20, 1995 or five (5) business days after The Industrial Development Board of the Parrish of La Forche and UNUM Life Insurance Company of America have consented to transfer of the Tarpon Height Debt and release of Country Club Plaza in accordance with the terms and conditions of Section 7A of the Contract and subject to satisfaction of all other terms and conditions of the contract applicable to Tarpon Heights and Country Club Plaza; provided that if such approval is not obtained within such time period, then this Agreement shall terminate and neither party shall have any further liability one to the other with respect to such Properties. Each of Seller and Purchaser agree to use reasonable best efforts to obtain such approvals. The parties acknowledge that the remaining portion of the Deposit that is applicable to Tarpon Heights and Country Club Plaza is $81,000.00.

         7.      REAFFIRMATION.   Except as hereinabove modified, the terms and
provisions of the Contract remain in full force and effect, the same being republished and confirmed hereby.

         8.      COUNTERPART EXECUTION.    This Second Amendment may be
executed in several counterparts, each of which shall be deemed an original, and with all of such counterparts together constituting one and the same agreement.

         9.      CAPITALIZED TERMS.        The capitalized terms used in this
Second Amendment shall have the meaning attributed to them in the Contract unless otherwise set forth herein.

         IN WITNESS WHEREOF, the duly authorized representatives of the undersigned have executed this Agreement under seal the day and year first above written.

                                   SELLER:
                                   ------

                                   MAURIN-OGDEN LIMITED PARTNERSHIP,
                                    a Massachusetts limited partnership

                                   By:     M-O Venture Corporation, a
                                           Massachusetts Corporation,
                                           its General Partner

                                           By: /s/ W. Jerry Sauls
                                               -----------------------
                                               W. Jerry Sauls
                                               Executive Vice President

                                                  [CORPORATE SEAL]


                                   SHERWOOD SOUTH GENERAL PARTNERSHIP,
                                    a Louisiana general partnership

                                   By:     MAURIN-OGDEN LIMITED PARTNERSHIP,
                                           A Massachusetts Limited
                                           Partnership,its Managing General
                                           Partner

                                           By:      M-O Venture Corporation, a
                                                    Massachusetts Corporation,
                                                    its General Partner

                                                    By: /s/ W.Jerry Sauls
                                                        -----------------------
                                                        W. Jerry Sauls
                                                        Executive Vice President

                                                            [CORPORATE SEAL]





                      [Signatures continued on next page]

                                  PINHOOK PLAZA LIMITED PARTNERSHIP,
                                   a Louisiana limited partnership

                                  By:     MAURIN-OGDEN LIMITED PARTNERSHIP,
                                          A Massachusetts Limited
                                          Partnership, its Managing General
                                          Partner

                                          By:      M-O Venture Corporation, a
                                                   Massachusetts Corporation,
                                                   its General Partner

                                                   By: /s/ W. Jerry Sauls
                                                       ------------------------
                                                       W. Jerry Sauls
                                                       Executive Vice President
                                                           [CORPORATE SEAL]


                                           GAUSE 11 LIMITED PARTNERSHIP,
                                            a Louisiana limited partnership

                                           By:     M-O Venture Corporation, a
                                                   Massachusetts Corporation,
                                                   its General Partner


                                                   By: /s/ W. Jerry Sauls
                                                       -----------------------
                                                       W. Jerry Sauls
                                                       Executive Vice President

                                                          [CORPORATE SEAL]


                                           PURCHASER:
                                           ---------

                                           IRT PROPERTY COMPANY,
                                           a Georgia corporation

                                           By: /s/ Lee A. Harris
                                               --------------------
                                               Lee A. Harris
                                               Senior Vice President

                                                 [CORPORATE SEAL]


                      [Signatures continued on next page]

                                ESCROW AGENT:
                                ------------

                                ORLEANS TITLE INSURANCE AGENCY,
                                Agent for
                                FIRST AMERICAN TITLE INSURANCE COMPANY,
                                a California corporation

                                By: /s/ Henry O'Conner, Jr.
                                    -------------------------------------
                                    Henry O'Conner, Jr.
                                Title:            Agent
                                      ----------------------------------

                                              [CORPORATE SEAL]